Exhibit (99)(b)

Wachovia Fourth Quarter 2005

Quarterly Earnings Report

January 19, 2006

READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2005, PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), WHICH MAY BE FOUND IN WACHOVIA’S THIRD QUARTER 2005 REPORT ON FORM 10-Q.

ALL NARRATIVE COMPARISONS ARE WITH THIRD QUARTER 2005 UNLESS OTHERWISE NOTED.

THE INFORMATION CONTAINED HEREIN INCLUDES CERTAIN NON-GAAP FINANCIAL MEASURES. PLEASE REFER TO PAGES 41-47 FOR AN IMPORTANT EXPLANATION OF OUR USE OF NON-GAAP MEASURES AND RECONCILIATION OF THOSE NON-GAAP MEASURES TO GAAP.

Wachovia 4Q05 Quarterly Earnings Report

Explanation of “Combined” Results

Certain tables and narrative comparisons in this quarterly earnings report include references to “Combined” results for fourth quarter 2004 or for the year end 2004. “Combined” results for the fourth quarter of 2004 represent Wachovia’s actual fourth quarter 2004 results plus the actual results of SouthTrust for October 2004. “Combined” results for the year 2004 include actual SouthTrust results for the first ten months of 2004. The “Combined” results are for illustrative purposes only and the presentation of results on this “Combined” basis is not a presentation that conforms with generally accepted accounting principles. Each period’s “Combined” results include purchase accounting and other closing adjustments as of the actual closing date of November 1, 2004; no attempt was made to estimate these purchase accounting and other closing adjustments on the “Combined” results for prior periods “as if” the merger had occurred on prior dates. Readers are encouraged to refer to Wachovia’s results presented in accordance with generally accepted accounting principles which may be found in exhibit (99)(c) to Wachovia’s current report on form 8-K, filed on January 19, 2006. All narrative comparisons are to wachovia-only results for prior periods unless otherwise noted. See also “Supplemental Illustrative Combined Information” beginning on page 47 for a further discussion regarding the “Combined” presentation.

All narrative comparisons of “Combined” results pertain to fourth quarter 2005 reported results versus “Combined” fourth quarter 2004 results unless otherwise noted.

For ease of use, comments herein pertaining to As Reported or Actual results are presented in bold type.

“Combined” Summary

4Q04:	Reported results plus SouthTrust’s results plus one month of DBI amortization

Prior period results do not include the effect of accretion and amortization of fair market value adjustments made to SouthTrust’s balance sheet on 11/1/04.

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Wachovia 4Q05 Quarterly Earnings Report

Fourth Quarter 2005 Financial Highlights

Versus 3Q05

	Record Earnings			Record EPS
		vs. 3 Q 05	vs. 4 Q 04		vs. 3 Q 05	vs. 4 Q 04
As Reported	$1.7 billion	+3%	+18%	$1.09	+3%	+15%
Excluding merger-related and restructuring expenses				$1.11	+2%	+12%

—	Results include:

•	Gain on sale of corporate and institutional trust businesses of $447 million, or $214 million after-tax ($0.14 per share); reported as discontinued operations in Parent segment

•	Higher than normal expenses include costs that better position us for future earnings growth

•	Solid segment results muted by efficiency initiative related severance and corporate contribution expenses

Segment Earnings
	vs. 4 Q 04	vs. 4 Q 04 “Combined”
General Bank	+15%	+11%
Capital Management	+17%	+17%
Wealth Management	+5%	+3%
Corporate & Investment Bank	+9%	+10%

•	Revenue down 2%; up 4% from Combined 4Q04

—	Gain on sale of corporate and institutional trust businesses not included in revenue

—	Net interest income up 4%; net interest margin expanded 7 bps

—	Fee and other income down 8%, and up 5% from Combined 4Q04

•	4Q05 results reflect a net reduction of $329 million from trading, principal investing and securities gains/losses

•	Other noninterest expense increased 6%

—	Includes $84 million of severance and other costs relating to efficiency initiative

—	Sundry expense increased $150 million driven by higher legal costs and corporate contributions

•	Average loans up 4%; up 14% from Combined 4Q04

•	Average core deposits up 2%; up 6% from Combined 4Q04

•	Net charge-offs were $51 million, or 9 bps of average loans

—	Provision of $81 million and NPAs down 21%

•	Bolstered capital ratios consistent with prior expectations

—	Repurchased less than 1 million shares

•	Other

—	SouthTrust integration completed on time and under budget

—	Westcorp/WFS Financial acquisitions expected to close in second half of 1Q06

—	In 1Q06 received $100 million payment relating to MBNA sale; expect to invest this to better position the company for future earnings growth

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Wachovia 4Q05 Quarterly Earnings Report

Full Year 2005 vs. 2004

Total Corporation

Performance Summary

					Combined
	Years Ended December 31,		2005 vs 2004			2005 vs 2004
(Dollars in millions, except per share data)	2005	2004			2004
Income statement data
Net interest income (Tax-equivalent)	$13,900	12,211	14%		$13,613	2%
Fee and other income	12,219	10,779	13		11,367	7

Total revenue (Tax-equivalent)	26,119	22,990	14		24,980	5
Provision for credit losses	249	257	(3)		347	(28)
Noninterest expense	15,847	14,666	8		15,807	—
Minority interest	342	184	86		184	86
Income taxes (Tax-equivalent)	3,252	2,669	22		2,905	12

Income from continuing operations	6,429	5,214	23		5,737	12
Discontinued operations, net of income taxes	214	—	—		—	—

Net income (GAAP)	$6,643	5,214	27%		$5,737	16%

Performance and other data
Diluted earnings per share:
Net income (GAAP)	$4.19	3.81	10%
Earnings excluding merger-related and restructuring expenses	4.30	3.95	9
Economic profit	$4,668	3,816	22
Risk adjusted return on capital (RAROC)	38.57%	37.82	75	bps
Economic capital, average	$16,932	14,226	19
Cash overhead efficiency ratio (Tax-equivalent)	57.96%	59.98	(202	)bps	59.35%	—%
Cash operating leverage	$1,781	1,173	52
Lending commitments	219,805	180,307	22
Average loans, net	227,922	172,033	32		$202,306	13%
Average core deposits	$278,721	231,608	20		$254,576	9%
FTE employees	93,980	96,030	(2)%

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Wachovia 4Q05 Quarterly Earnings Report

	General Bank		2005 vs. 2004	Capital Management		2005 vs. 2004
(In millions)	Actual 2005	Combined 2004		Actual 2005	Combined 2004
Income statement data
Net interest income (Tax-equivalent)	$9,678	9,206	5%	$633	539	17%
Fee and other income	2,876	2,826	2	4,595	4,738	(3)
Intersegment revenue	205	171	20	(45)	(49)	8

Total revenue (Tax-equivalent)	12,759	12,203	5	5,183	5,228	(1)
Provision for credit losses	277	387	(28)	—	—	—
Noninterest expense	6,315	6,404	(1)	4,270	4,473	(5)
Income taxes (Tax-equivalent)	2,263	1,965	15	334	274	22

Segment earnings	$3,904	3,447	13%	$579	481	20%

	Wealth Management		2005 vs. 2004	Corporate and Investment Bank		2005 vs. 2004
(In millions)	Actual 2005	Combined 2004		Actual 2005	Combined 2004
Income statement data
Net interest income (Tax-equivalent)	$588	519	13%	$2,232	2,405	(7)%
Fee and other income	708	606	17	3,695	2,951	25
Intersegment revenue	7	5	40	(169)	(128)	(32)

Total revenue (Tax-equivalent)	1,303	1,130	15	5,758	5,228	10
Provision for credit losses	6	—	—	(27)	(37)	(27)
Noninterest expense	893	789	13	3,042	2,606	17
Income taxes (Tax-equivalent)	148	123	20	1,020	978	4

Segment earnings	$256	218	17%	$1,723	1,681	2%

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Wachovia 4Q05 Quarterly Earnings Report

Earnings Reconciliation

Earnings Reconciliation	2005								2004		4 Q 05 EPS
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter		vs 3 Q 05	vs 4 Q 04
(After-tax in millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS
Net income (GAAP)	$1,707	1.09	1,665	1.06	1,650	1.04	1,621	1.01	1,448	0.95	3%	15
Net merger-related and restructuring expenses	37	0.02	51	0.03	48	0.03	31	0.02	53	0.04	(33)	(50)

Earnings excluding merger-related and restructuring expenses	1,744	1.11	1,716	1.09	1,698	1.07	1,652	1.03	1,501	0.99	2	12
Discontinued operations, net of income taxes	(214)	(0.14)	—	—	—	—	—	—	—	—

Earnings excluding merger-related and restructuring expenses, and discontinued operations	1,530	0.97	1,716	1.09	1,698	1.07	1,652	1.03	1,501	0.99	(11)	(2)
Deposit base and other intangible amortization	57	0.04	63	0.04	69	0.04	72	0.05	74	0.05	—	(20)

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	$1,587	1.01	1,779	1.13	1,767	1.11	1,724	1.08	1,575	1.04	(11)%	(3)

Key Points

•	Expect amortization of intangibles for 2006: 1Q06 $0.04; 2Q06 $0.04; 3Q06 $0.03; 4Q06 $0.03; calculated using 4Q05 average diluted shares outstanding of 1,570 million plus estimated issuance of 80 million shares in connection with the Westcorp and WFS Financial transactions

(See Appendix, pages 19-20 for further detail)

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Wachovia 4Q05 Quarterly Earnings Report

Summary Results

Earnings Summary	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(In millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Net interest income (Tax-equivalent)	$3,575	3,440	3,411	3,474	3,357	4%	6	$3,499	2%
Fee and other income	2,989	3,258	2,977	2,995	2,804	(8)	7	2,839	5

Total revenue (Tax-equivalent)	6,564	6,698	6,388	6,469	6,161	(2)	7	6,338	4
Provision for credit losses	81	82	50	36	109	(1)	(26)	118	(31)
Other noninterest expense	4,032	3,820	3,591	3,696	3,605	6	12	3,743	8
Merger-related and restructuring expenses	58	83	90	61	116	(30)	(50)	116	(50)
Other intangible amortization	93	101	107	115	113	(8)	(18)	125	(26)

Total noninterest expense	4,183	4,004	3,788	3,872	3,834	4	9	3,984	5
Minority interest in income of consolidated subsidiaries	103	104	71	64	54	(1)	91	54	91

Income from continuing operations before income taxes (Tax-equivalent)	2,197	2,508	2,479	2,497	2,164	(12)	2	2,182	1
Income taxes (Tax-equivalent)	704	843	829	876	716	(16)	(2)	717	(2)

Income from continuing operations	1,493	1,665	1,650	1,621	1,448	(10)	3	1,465	2
Discontinued operations, net of income taxes	214	—	—	—	—	—	—	—	—

Net income	$1,707	1,665	1,650	1,621	1,448	3%	18	$1,465	17%

Diluted earnings per common share from continuing operations	$0.95	1.06	1.04	1.01	0.95	(10)%	—
Diluted earnings per common share available to common stockholders	$1.09	1.06	1.04	1.01	0.95	3%	15
Dividend payout ratio on common shares	46.79%	48.11	44.23	45.54	48.42	—	—
Return on average common stockholders’ equity	14.60	13.95	14.04	13.92	13.50	—	—
Return on average assets	1.30	1.29	1.31	1.31	1.22	—	—
Overhead efficiency ratio (Tax-equivalent)	63.72%	59.78	59.29	59.86	62.23	—	—	62.85%	—%
Operating leverage (Tax-equivalent)	$(312)	92	5	269	368	—%	—

Key Points

•	Revenue declined 2% from record 3Q05 levels; up 7% from 4Q04 driven by the addition of SouthTrust

—	Revenue does not reflect gain on sale of corporate and institutional trust businesses

—	Up 4% from Combined 4Q04 on strong growth in fees

•	Net interest income rose 4%, or $135 million, reflecting strong loan and deposit growth

—	Up 2% from Combined 4Q04

•	Fee and other income declined 8% driven by $195 million lower trading results and $103 million decline in securities gains (losses)

—	Results up 5% from Combined 4Q04 reflecting solid fee growth in all business segments

•	Other noninterest expense increased 6%

—	Includes $84 million of severance and other costs relating to efficiency initiative

—	Sundry expense increased $150 million primarily reflecting higher legal costs and $58 million of corporate contributions

•	$214 million gain on sale of corporate and institutional trust businesses accounted for as discontinued operations and reflects $210 million reduction of goodwill and other intangibles

—	Reduction of non-deductible goodwill drove higher effective tax rate

(See Appendix, pages 19- 24 for further detail)

MINORITY INTEREST IN PRE-TAX INCOME OF CONSOLIDATED ENTITIES IS ACCOUNTED FOR AS AN EXPENSE ON OUR INCOME STATEMENT. MINORITY INTEREST INCLUDES THE EXPENSE REPRESENTED BY PRUDENTIAL FINANCIAL, INC.’S 38% OWNERSHIP INTEREST IN WACHOVIA SECURITIES FINANCIAL HOLDINGS, LLC (WSFH), IN ADDITION TO THE EXPENSE ASSOCIATED WITH OTHER MINORITY INTERESTS IN OUR CONSOLIDATED SUBSIDIARIES.

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Wachovia 4Q05 Quarterly Earnings Report

Other Financial Measures

Performance Highlights

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(Dollars in millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Earnings excluding merger-related and restructuring expenses, and discontinued operations (a)(b)
Net income	$1,530	1,716	1,698	1,652	1,501	(11)%	2
Return on average assets	1.17%	1.33	1.35	1.34	1.26	—	—
Return on average common stockholders’ equity	13.05	14.36	14.43	14.19	13.95	—	—
Overhead efficiency ratio (Tax-equivalent)	62.84	58.55	57.87	58.92	60.34	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	59.07%	54.05	52.86	54.12	54.99	—	—
Operating leverage (Tax-equivalent)	$(337)	84	35	214	358	—%	—

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations (a)(b)
Net income	$1,587	1,779	1,767	1,724	1,575	(11)%	1
Dividend payout ratio on common shares	50.50%	45.13	41.44	42.59	44.23	—	—
Return on average tangible assets	1.27	1.45	1.48	1.46	1.38	—	—
Return on average tangible common stockholders’ equity	27.11	29.14	29.50	28.86	26.59	—	—
Overhead efficiency ratio (Tax-equivalent)	61.41	57.06	56.19	57.15	58.50	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	57.36%	52.27	50.85	52.01	52.77	—	—
Operating leverage (Tax-equivalent)	$(343)	77	27	215	373	—%	—

Other financial data
Net interest margin	3.25%	3.18	3.23	3.31	3.37	—	—
Fee and other income as % of total revenue	45.55	48.63	46.60	46.30	45.50	—	—
Effective income tax rate	34.10	32.21	32.02	33.42	31.20	—	—
Tax rate (Tax-equivalent) (c)	35.39%	33.63	33.50	35.05	33.14	—	—

Asset quality
Allowance for loan losses as % of loans, net	1.05%	1.13	1.18	1.20	1.23	—	—
Allowance for loan losses as % of nonperforming assets	378	303	284	262	251	—	—
Allowance for credit losses as % of loans, net	1.11	1.20	1.25	1.27	1.30	—	—
Net charge-offs as % of average loans, net	0.09	0.10	0.09	0.08	0.23	—	—
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.28%	0.37	0.44	0.50	0.53	—	—

Capital adequacy
Tier 1 capital ratio (d)	7.61%	7.42	7.85	7.91	8.01	—	—
Tangible capital ratio (including FAS 115/133)	4.93	4.64	5.05	4.84	5.15	—	—
Tangible capital ratio (excluding FAS 115/133)	5.06	4.69	4.93	4.84	4.99	—	—
Leverage ratio (d)	6.12%	5.96	6.10	5.99	6.38	—	—

Other
Average diluted common shares (In millions)	1,570	1,575	1,591	1,603	1,518	—%	3
Actual common shares (In millions)	1,557	1,553	1,577	1,576	1,588	—	(2)
Dividends paid per common share	$0.51	0.51	0.46	0.46	0.46	—	11
Book value per common share	30.55	30.10	30.37	29.48	29.79	1	3
Common stock price	52.86	47.59	49.60	50.91	52.60	11	—
Market capitalization	$82,291	73,930	78,236	80,256	83,537	11	(1)
Common stock price to book value	173%	158	163	173	177	9	(2)
FTE employees	93,980	92,907	93,385	93,669	96,030	1	(2)
Total financial centers/brokerage offices	3,850	3,840	3,825	3,970	3,971	—	(3)
ATMs	5,119	5,119	5,089	5,234	5,321	—%	(4)

(a)	See tables on page 5, and on pages 42 through 45 for reconciliation to earnings prepared in accordance with GAAP.
(b)	See page 6 for the most directly comparable GAAP financial measure and pages 42 through 45 for reconciliation to earnings prepared in accordance with GAAP.
(c)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(d)	The fourth quarter of 2005 is based on estimates.

Key Points

•	Cash overhead efficiency ratio rose 435 bps to 61.41% primarily due to actions taken to reposition the securities portfolio, higher corporate contributions, legal and efficiency initiative costs; corporate and institutional trust gain not included in revenue

•	Net interest margin grew 7 bps to 3.25%; deconsolidation of conduits and dividend income from equity trading activities offset the effect of balance sheet growth

•	Tangible capital ratio increased to 5.06%; leverage ratio of 6.12%

•	FTE employees up 1,073 on the AmNet acquisition and investments in sales and service personnel, de novo branches

•	Repurchased 867,000 shares during the quarter at an average cost of $48.54 per share

(See Appendix, pages 19-24 for further detail)

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Wachovia 4Q05 Quarterly Earnings Report

Loan and Deposit Growth

Average Balance Sheet Data

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4Q04	4 Q 05 vs 4 Q 04
Assets
Trading assets	$34,461	33,720	31,879	35,147	36,517	2%	(6)	$36,537	(6)%
Securities	115,557	114,902	115,006	114,961	103,879	1	11	107,738	7
Commercial loans, net
General Bank	83,903	80,914	80,431	78,820	69,564	4	21	77,674	8
Corporate and Investment Bank	41,227	38,767	37,854	36,568	35,199	6	17	35,714	15
Other	13,231	12,956	12,910	12,315	11,836	2	12	12,088	9

Total commercial loans, net	138,361	132,637	131,195	127,703	116,599	4	19	125,476	10
Consumer loans, net	99,121	96,323	92,686	93,472	79,928	3	24	83,510	19

Total loans, net	237,482	228,960	223,881	221,175	196,527	4	21	208,986	14

Loans held for sale	17,646	16,567	14,024	12,869	21,405	7	(18)	21,634	(18)
Other earning assets (a)	34,058	37,197	37,744	36,895	39,162	(8)	(13)	39,174	(13)

Total earning assets	439,204	431,346	422,534	421,047	397,490	2	10	414,069	6
Cash	12,770	12,277	12,389	12,661	11,870	4	8	12,208	5
Other assets	68,408	67,944	68,438	66,778	63,071	1	8	67,474	1

Total assets	$520,382	511,567	503,361	500,486	472,431	2%	10	$493,751	5%

Liabilities and Stockholders’ Equity
Core interest-bearing deposits	223,484	217,770	213,167	210,553	202,398	3	10	209,893	6
Foreign and other time deposits	32,323	25,623	21,856	23,579	19,424	26	66	22,231	45

Total interest-bearing deposits	255,807	243,393	235,023	234,132	221,822	5	15	232,124	10
Short-term borrowings	79,363	84,601	84,691	83,999	77,657	(6)	2	79,378	—
Long-term debt	47,804	47,788	48,114	47,385	44,010	—	9	46,302	3

Total interest-bearing liabilities	382,974	375,782	367,828	365,516	343,489	2	11	357,804	7
Noninterest-bearing deposits	64,018	62,978	62,171	60,542	58,229	2	10	60,143	6
Other liabilities	26,983	25,479	26,248	27,197	28,069	6	(4)	28,414	(5)

Total liabilities	473,975	464,239	456,247	453,255	429,787	2	10	446,361	6
Stockholders’ equity	46,407	47,328	47,114	47,231	42,644	(2)	9	47,390	(2)

Total liabilities and stockholders’ equity	$520,382	511,567	503,361	500,486	472,431	2%	10	$493,751	5%

(a) Includes interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.

Memoranda
Low-cost core deposits	$243,953	239,685	237,274	235,090	228,087	2%	7	$234,958	4%
Other core deposits	43,549	41,063	38,064	36,005	32,540	6	34	35,078	24

Total core deposits	$287,502	280,748	275,338	271,095	260,627	2%	10	$270,036	6%

Key Points

•	Securities rose $655 million; up 11% from 4Q04 reflecting the addition of SouthTrust and strong deposit growth

—	Average duration of investment securities increased to 3.3 years from 2.9 years due to extension of mortgage-backed securities in higher rate environment

•	Commercial loans increased $5.7 billion, or 4%; up 19% from 4Q04

—	Combined commercial loans up 10% reflecting strength in large corporate and middle-market lending

—	Period-end net commercial loans up 4% vs. 3Q05 to net $147.2 billion

•	Consumer loans increased 3% reflecting growth in real estate-secured loans; up 24% from 4Q04

—	Combined consumer loans up 19% reflecting transfer of $9.2 billion of home equity lines from held for sale at end of 4Q04 and other growth

—	Originated $17.5 billion of consumer loans in 4Q05, down 9% from record 3Q05; consumer originations $67.3 billion in 2005

—	Period-end consumer loans up $13.2 billion to $111.9 billion largely driven by end of 4Q05 transfer of $12.5 billion of home equity line outstandings from held for sale to the portfolio

•	Total earning assets include $14.7 billion of consumer loans held for sale and $5.8 billion of margin loans

•	Core deposits were up 2%; up 10% from 4Q04 driven by the addition of SouthTrust

—	Up $17.5 billion, or 6% vs. Combined 4Q04, driven by growth in DDA, money market and CDs

(See Appendix, pages 21-22 for further detail)

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Wachovia 4Q05 Quarterly Earnings Report

Fee and Other Income

Fee and Other Income

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Service charges	$555	555	528	513	519	—%	7	$540	3%
Other banking fees	400	385	355	351	343	4	17	357	12
Commissions	594	615	603	599	620	(3)	(4)	623	(5)
Fiduciary and asset management fees	769	732	728	714	700	5	10	702	10
Advisory, underwriting and other investment banking fees	325	294	257	233	271	11	20	271	20
Trading account profits (losses)	(33)	162	17	99	(16)	(120)	—	(16)	—
Principal investing	135	166	41	59	7	(19)	—	7	—
Securities gains (losses)	(74)	29	136	(2)	23	(355)	—	23	—
Other income	318	320	312	429	337	(1)	(6)	332	(4)

Total fee and other income	$2,989	3,258	2,977	2,995	2,804	(8)%	7	$2,839	5%

Key Points

•	Fee and other income declined 8% driven by trading and securities losses; increased 7% vs. 4Q04

—	Up 5% from Combined 4Q04 on strength in banking income, fiduciary and asset management and investment banking

•	Service charges matched record 3Q05; up 7% from 4Q04 reflecting SouthTrust merger

—	Consumer up 3%; commercial down 4% from seasonally strong 3Q05

—	Results up 3% from Combined 4Q04, on 9% growth in consumer service charges partially offset by lower commercial DDA service charges related to higher earnings credit rates

•	Record other banking fees rose 4% on higher interchange and commercial mortgage banking fees

•	Commissions decreased 3% linked quarter; down 4% from 4Q04, primarily related to lower retail brokerage transaction based fees as customers migrate to brokerage managed account relationships

•	Record fiduciary and asset management fees increased 5% largely on growth in retail brokerage managed account assets; up 10% vs. 4Q04

•	Record advisory, underwriting and other investment banking fees grew 11% and were up 20% from 4Q04

—	Linked quarter reflects record results in loan syndications, structured products and equities partially offset by lower high yield and M&A results from a record 3Q05

•	Trading account losses were $33 million versus gains of $162 million in 3Q05 driven by losses in structured credit products, investment grade and equities

—	$29 million of losses pertaining to trading activities offset by increase in net interest income

—	$21 million of losses on economic hedges against non-trading assets, e.g., municipal securities and warehouse loans (offsetting changes in value of hedged assets not reflected in income statement results)

•	Principal investing net gains of $135 million declined from strong 3Q05 results

•	Net securities losses of $74 million reflects decision to modestly reposition the investment portfolio

(See Appendix, page 23 for further detail)

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Wachovia 4Q05 Quarterly Earnings Report

Noninterest Expense

Noninterest Expense

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Salaries and employee benefits	$2,470	2,476	2,324	2,401	2,239	—%	10	$2,334	6%
Occupancy	283	260	271	250	260	9	9	270	5
Equipment	277	276	269	265	272	—	2	280	(1)
Advertising	51	50	48	44	51	2	—	54	(6)
Communications and supplies	155	158	158	162	163	(2)	(5)	168	(8)
Professional and consulting fees	213	167	155	127	179	28	19	183	16
Sundry expense	583	433	366	447	441	35	32	454	28

Other noninterest expense	4,032	3,820	3,591	3,696	3,605	6	12	3,743	8
Merger-related and restructuring expenses	58	83	90	61	116	(30)	(50)	116	(50)
Other intangible amortization	93	101	107	115	113	(8)	(18)	125	(26)

Total noninterest expense	$4,183	4,004	3,788	3,872	3,834	4%	9	$3,984	5%

Key Points

•	Other noninterest expense grew 6% and 12% vs. 4Q04; increased 8% from Combined 4Q04

•	Salaries and employee benefits were relatively flat; higher severance expenses of $73 million more than offset declines in revenue-based incentives and benefits expense

•	Occupancy costs rose 9% and reflect continued investments in our branch network

•	Professional and consulting fees increased 28%, or $46 million, and 19% vs. 4Q04; includes project costs relating to efficiency initiative as well as seasonally higher billings

•	Sundry expense increased $150 million, driven by higher legal costs and $58 million in corporate contributions

(See Appendix, page 24 for further detail)

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Wachovia 4Q05 Quarterly Earnings Report

Consolidated Results—Segment Summary

Wachovia Corporation

Performance Summary

	Three Months Ended December 31, 2005
(Dollars in millions)	General Bank	Capital Management	Wealth Management	Corporate and Investment Bank	Parent	Merger- Related and Restructuring Expenses	Total Corporation
Income statement data
Total revenue (Tax-equivalent)	$3,310	1,336	344	1,436	138	—	6,564
Noninterest expense	1,671	1,105	249	788	312	58	4,183
Minority interest	—	—	—	—	103	—	103
Segment earnings from continuing operations	990	147	60	415	(82)	(37)	1,493
Discontinued operations, net of income taxes	—	—	—	—	—	—	214
Net income	$—	—	—	—	—	—	1,707

Performance and other data
Economic profit	$759	108	42	226	(95)	—	1,040
Risk adjusted return on capital (RAROC)	53.80%	41.60	41.85	27.00	(2.95)	—	34.93
Economic capital, average	$7,038	1,395	537	5,601	2,680	—	17,251
Cash overhead efficiency ratio (Tax-equivalent)	50.48%	82.70	72.37	54.86	158.81	—	61.41
FTE employees	42,226	17,474	4,657	5,796	23,827	—	93,980

Business mix/Economic capital
Based on total revenue	50.43%	20.35	5.24	21.88
Based on segment earnings	64.71	9.61	3.92	27.12
Average economic capital change (4Q05 vs.4Q04)	10%	2	11	17

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Wachovia 4Q05 Quarterly Earnings Report

General Bank

This segment includes Retail and Small Business, and Commercial.

General Bank

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Income statement data
Net interest income (Tax-equivalent)	$2,508	2,424	2,398	2,348	2,278	3%	10	$2,401	4%
Fee and other income	745	760	687	684	659	(2)	13	697	7
Intersegment revenue	57	56	49	43	47	2	21	47	21

Total revenue (Tax-equivalent)	3,310	3,240	3,134	3,075	2,984	2	11	3,145	5
Provision for credit losses	75	77	68	57	107	(3)	(30)	113	(34)
Noninterest expense	1,671	1,585	1,515	1,544	1,525	5	10	1,633	2
Income taxes (Tax-equivalent)	574	579	569	541	490	(1)	17	507	13

Segment earnings	$990	999	982	933	862	(1)%	15	$892	11%

Performance and other data
Economic profit	$759	770	747	692	665	(1)%	14
Risk adjusted return on capital (RAROC)	53.80%	54.50	53.96	50.75	52.21	—	—
Economic capital, average	$7,038	7,016	6,978	7,059	6,418	—	10
Cash overhead efficiency ratio (Tax-equivalent)	50.48%	48.91	48.34	50.22	51.09	—	—	51.92%	—%
Lending commitments	$110,393	105,598	102,189	96,559	93,608	5	18
Average loans, net	169,134	163,782	161,748	159,421	146,864	3	15	$157,112	8%
Average core deposits	$213,286	208,428	205,589	201,635	191,637	2	11	$200,441	6%
FTE employees	42,226	41,609	41,466	42,263	43,404	1%	(3)

General Bank Key Metrics

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Customer overall satisfaction score (a)	6.63	6.61	6.63	6.62	6.57	—%	1
New/Lost ratio	1.19	1.25	1.31	1.38	1.45	(5)	(18)
Online active customers (In thousands) (b)	3,210	3,254	3,011	2,862	2,736	(1)	17
Financial centers	3,131	3,138	3,126	3,277	3,283	—%	(5)

(a)	Gallup survey measured on a 1-7 scale; 6.4 = “best in class”.
(b)	Retail and small business.

SouthTrust Integration

	2005				2004	Cumulative Total	Goal	% of Goal Complete
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Merger costs	$65	74	111	124	101	475	$540	88
Position reductions	902	735	849	1,597	733	4,816	4,300	112
Branches consolidated	14	—	160	1	—	175	175-200	—

Segment earnings of $990 million, down 1% and up 15% from 4Q04

•	Record revenue of $3.3 billion up 2% up 11% from 4Q04 driven by the addition of SouthTrust

—	Net interest income up 3% and up 10% from 4Q04; up 4% from Combined 4Q04 on loan and deposit growth

—	Fees decreased 2% as consumer service charge growth offset by lower mortgage-related fees and commercial service charges

—	Revenue up 5% from Combined 4Q04

•	Expenses increased 5% reflecting higher revenue-based incentives, branch investments, severance costs and corporate contributions; up 10% from 4Q04

—	Combined expenses up 2% as SouthTrust merger savings and focus on improving efficiency muted by expenses mentioned above

•	Average loans up 3% driven by growth in consumer real estate-secured and commercial

—	Combined loans up 8% vs. 4Q04, with growth evenly split between commercial and consumer

•	Average core deposits up 2% on interest checking and CD growth

—	Combined core deposits up 6% vs. 4Q04; strength in interest checking and CDs

•	SouthTrust integration completed on-time and under budget

•	Opened 50 de novo branches and consolidated 34 non-merger branches

(See Appendix, pages 25-27 for further discussion of business unit results)

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Wachovia 4Q05 Quarterly Earnings Report

Capital Management

This segment includes Asset Management and Retail Brokerage Services and restated to exclude divestiture of Corporate and Institutional Trust businesses now reported in the Parent.

Capital Management

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Income statement data
Net interest income (Tax-equivalent)	$179	158	148	148	150	13%	19	$150	19%
Fee and other income	1,167	1,150	1,138	1,140	1,158	1	1	1,161	1
Intersegment revenue	(10)	(12)	(12)	(11)	(10)	17	—	(10)	—

Total revenue (Tax-equivalent)	1,336	1,296	1,274	1,277	1,298	3	3	1,301	3
Provision for credit losses	—	—	—	—	—	—	—	—	—
Noninterest expense	1,105	1,067	1,047	1,051	1,099	4	1	1,104	—
Income taxes (Tax-equivalent)	84	83	84	83	73	1	15	71	18

Segment earnings	$147	146	143	143	126	1%	17	$126	17%

Performance and other data
Economic profit	$108	108	107	106	88	—%	23
Risk adjusted return on capital (RAROC)	41.60%	42.90	42.84	42.48	36.57	—	—
Economic capital, average	$1,395	1,349	1,345	1,363	1,374	3	2
Cash overhead efficiency ratio (Tax-equivalent)	82.70%	82.23	82.19	82.33	84.72	—	—	84.83%	—%
Lending commitments	$208	184	176	148	119	13	75
Average loans, net	388	372	344	322	317	4	22	$317	22%
Average core deposits	$28,328	28,521	29,235	30,632	30,415	(1)	(7)	$30,474	(7)%
FTE employees	17,474	17,494	17,628	18,036	18,892	—%	(8)

Capital Management Key Metrics

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Separate account assets	$149,613	154,398	152,461	151,790	149,913	(3)%	—
Mutual fund assets	103,855	102,076	101,523	100,433	106,408	2	(2)

Total assets under management (a)	253,468	256,474	253,984	252,223	256,321	(1)	(1)
Securities lending	57,675	49,339	47,948	45,200	40,885	17	41

Total assets under management and securities lending	$311,143	305,813	301,932	297,423	297,206	2	5

Gross fluctuating mutual fund sales	$2,929	3,107	2,946	3,717	3,048	(6)	(4)

Full-service financial advisors series 7	8,028	7,941	7,833	7,883	8,017	1	—
Financial center advisors series 6	2,458	2,493	2,456	2,451	2,502	(1)	(2)
Broker client assets	$683,600	683,100	655,600	644,700	652,500	—	5
Customer receivables including margin loans	$5,832	5,647	5,623	5,748	6,028	3	(3)
Traditional brokerage offices	719	702	699	693	688	2	5
Banking centers with brokerage services	2,007	2,071	2,136	2,207	2,237	(3)%	(10)

(a)	Includes $66 billion and $24 billion in assets managed for Wealth Management and for Parent, respectively, which are also reported in those segments.

Segment earnings of $147 million, up 1% and 17% from 4Q04

•	Revenue of $1.3 billion increased 3%, largely reflecting growth in net interest income and managed account fees

—	Record brokerage managed account assets of $107 billion

—	Solid broker recruitment; average annual productivity of new brokers is 35% above those leaving

•	Expenses increased 4% reflecting $26 million of efficiency initiative costs and corporate contributions

•	AUM decreased 1% driven by institutional outflows in fixed income

•	Broker client assets remained flat as 2% growth in our retail channels was largely offset by initial reductions relating to a clearing client that was acquired by another firm; additional reductions expected

(See Appendix, pages 28-29 for further discussion of business unit results)

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Wachovia 4Q05 Quarterly Earnings Report

Wealth Management

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning, and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Income statement data
Net interest income (Tax-equivalent)	$153	149	144	142	139	3%	10	$140	9%
Fee and other income	188	191	183	146	149	(2)	26	150	25
Intersegment revenue	3	1	1	2	1	—	—	1	—

Total revenue (Tax-equivalent)	344	341	328	290	289	1	19	291	18
Provision for credit losses	1	6	—	(1)	—	(83)	—	—	—
Noninterest expense	249	234	220	190	199	6	25	202	23
Income taxes (Tax-equivalent)	34	37	39	38	33	(8)	3	31	10

Segment earnings	$60	64	69	63	57	(6)%	5	$58	3%

Performance and other data
Economic profit	$42	49	52	46	39	(14)%	8
Risk adjusted return on capital (RAROC)	41.85%	48.22	50.99	50.85	42.84	—	—
Economic capital, average	$537	530	513	472	484	1	11
Cash overhead efficiency ratio (Tax-equivalent)	72.37%	68.55	66.94	65.76	69.16	—	—	69.05%	—%
Lending commitments	$5,840	5,574	5,154	4,862	4,711	5	24
Average loans, net	14,898	14,210	13,635	12,891	12,088	5	23	$12,264	21%
Average core deposits	$14,305	13,571	13,474	13,415	12,880	5	11	$13,007	10%
FTE employees	4,657	4,660	4,693	3,878	3,911	—%	19

Wealth Management Key Metrics

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Investment assets under administration	$130,418	123,820	122,488	120,706	119,582	5%	9

Assets under management (a)	$65,572	65,642	64,907	64,606	64,673	—	1

Client relationships	44,457	45,381	50,409	55,721	56,522	(2)	(21)
Wealth Management advisors	978	971	962	1,004	987	1%	(1)

(a)	These assets are managed by and reported in Capital Management. Historical periods have been restated to reflect the transfer of assets from Wealth Management to other channels that best meet client needs.

Segment earnings of $60 million, down 6% linked quarter and up 5% from 4Q04

•	Record revenues of $344 million, up 1% and 19% from 4Q04

•	Net interest income rose 3% on loan and deposit growth of 5%; up 10% from 4Q04 including the impact of the SouthTrust merger

•	Fee and other income declined $3 million, or 2%, on weaker insurance commissions from a strong 3Q05; trust and investment management fees were stable

•	Expenses increased $15 million, or 6%, and 25% from 4Q04

—	Reflects higher personnel expenses driven by severance and incentives, and corporate contributions

—	Growth from 4Q04 driven by the Palmer & Cay acquisition

(See Appendix, page 30 for further discussion of business unit results)

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Wachovia 4Q05 Quarterly Earnings Report

Corporate and Investment Bank

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

Corporate and Investment Bank

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Income statement data
Net interest income (Tax-equivalent)	$587	532	522	591	618	10%	(5)	$619	(5)%
Fee and other income	900	1,027	789	979	684	(12)	32	683	32
Intersegment revenue	(51)	(45)	(39)	(34)	(38)	13	34	(38)	34

Total revenue (Tax-equivalent)	1,436	1,514	1,272	1,536	1,264	(5)	14	1,264	14
Provision for credit losses	(13)	(3)	(8)	(3)	4	—	—	6	—
Noninterest expense	788	810	711	733	659	(3)	20	663	19
Income taxes (Tax-equivalent)	246	262	213	299	222	(6)	11	219	12

Segment earnings	$415	445	356	507	379	(7)%	9	$376	10%

Performance and other data
Economic profit	$226	263	176	344	224	(14)%	1
Risk adjusted return on capital (RAROC)	27.00%	29.61	23.91	38.44	29.59	—	—
Economic capital, average	$5,601	5,601	5,464	5,090	4,801	—	17
Cash overhead efficiency ratio (Tax-equivalent)	54.86%	53.45	55.94	47.74	52.22	—	—	52.49%	—%
Lending commitments	$102,856	93,938	88,944	81,118	81,461	9	26
Average loans, net	41,230	38,771	37,856	36,573	35,205	6	17	$35,720	15%
Average core deposits	$25,877	24,726	22,430	20,881	20,971	5	23	$21,010	23%
FTE employees	5,796	4,799	4,845	4,623	4,723	21%	23

Corporate and Investment Bank Sub-segment Revenue	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Investment Banking	$861	936	715	806	652	(8)%	32
Corporate Lending	328	333	321	485	355	(2)	(8)
Treasury and International Trade Finance	247	245	236	245	257	1	(4)

Total revenue (Tax-equivalent)	$1,436	1,514	1,272	1,536	1,264	(5)%	14

Memoranda
Total net trading revenue (Tax-equivalent)	$165	319	193	299	230	(48)%	(28)

Segment earnings of $415 million, down 7% and up 9% from 4Q04

•	Revenue of $1.4 billion decreased 5% and grew 14% from 4Q04

—	Net interest income grew 10% on increased dividend income in equities trading and principal investing

—	Fee and other income decreased 12% from record 3Q05, as lower trading and principal investing more than offset record investment banking origination revenues

•	Expenses decreased 3%

—	Increased 20% from 4Q04 reflecting higher revenue-based incentive and personnel costs associated with strategic hiring; FTEs up 1,073

•	Average loans increased 6% linked quarter driven by growth in large corporate lending and international; average loans up 17% from 4Q04 including the impact of the SouthTrust merger

(See Appendix, pages 31-33 for further discussion of business unit results)

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Wachovia 4Q05 Quarterly Earnings Report

Asset Quality

Asset Quality

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Nonperforming assets
Nonaccrual loans	$620	784	819	910	955	(21)%	(35)
Foreclosed properties	100	112	138	132	145	(11)	(31)

Total nonperforming assets	$720	896	957	1,042	1,100	(20)%	(35)

as % of loans, net and foreclosed properties	0.28%	0.37	0.42	0.46	0.49	(26)	(43)

Nonperforming assets in loans held for sale	$32	59	111	159	157	(46)%	(80)

Total nonperforming assets in loans and in loans held for sale	$752	955	1,068	1,201	1,257	(21)%	(40)

as % of loans, net, foreclosed properties and loans held for sale	0.28%	0.37	0.44	0.50	0.53	—	—

Allowance for credit losses (a)
Allowance for loan losses, beginning of period	$2,719	2,718	2,732	2,757	2,324	—%	17
Balance of acquired entity at purchase date	—	—	—	—	510	—	—
Net charge-offs	(51)	(59)	(51)	(46)	(115)	(14)	(56)
Allowance relating to loans transferred or sold	(21)	(26)	(11)	(13)	(51)	(19)	(59)
Provision for credit losses related to loans transferred or sold (b)	5	12	—	1	(6)	(58)	—
Provision for credit losses	72	74	48	33	95	(3)	(24)

Allowance for loan losses, end of period	2,724	2,719	2,718	2,732	2,757	—	(1)

Reserve for unfunded lending commitments, beginning of period	154	158	156	154	134	(3)	15
Provision for credit losses	4	(4)	2	2	20	—	(80)

Reserve for unfunded lending commitments, end of period	158	154	158	156	154	3	3

Allowance for credit losses	$2,882	2,873	2,876	2,888	2,911	—%	(1)

Allowance for loan losses
as % of loans, net	1.05%	1.13	1.18	1.20	1.23	—	—
as % of nonaccrual and restructured loans (c)	439	347	332	300	289	—	—
as % of nonperforming assets (c)	378	303	284	262	251	—	—
Allowance for credit losses
as % of loans, net	1.11%	1.20	1.25	1.27	1.30	—	—

Net charge-offs	$51	59	51	46	115	(14)%	(56)
Commercial, as % of average commercial loans	0.03%	0.05	0.03	0.00	0.20	—	—
Consumer, as % of average consumer loans	0.16	0.18	0.18	0.19	0.28	—	—
Total, as % of average loans, net	0.09%	0.10	0.09	0.08	0.23	—	—

Past due loans, 90 days and over, and nonaccrual loans (c)
Commercial, as a % of loans, net	0.30%	0.43	0.45	0.50	0.56	—	—
Consumer, as a % of loans, net	0.72%	0.71	0.77	0.80	0.80	—	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	The provision related to loans transferred or sold includes recovery of lower of cost or market losses.
(c)	These ratios do not include nonperforming assets included in loans held for sale.

Key Points

•	Total NPAs declined to a record low 28 bps

•	Provision expense of $81 million; net charge-offs of $51 million or 9 bps of average loans

—	Includes $5 million of provision relating to the sale of $316 million of commercial loans

—	Provision also reflects our decision to transfer $12.5 billion of home equity lines from held for sale to the portfolio as well as other loan growth of $6.8 billion

•	Allowance for loan losses totaled $2.7 billion, or 1.05% of net loans, reflecting high quality loan portfolio

—	Allowance for loan losses to nonaccrual loans increased to record 439% vs. 347% in 3Q05

(See Appendix, pages 35 - 37 for further detail)

Page-16

Wachovia 4Q05 Quarterly Earnings Report

Efficiency Initiative Update

Cash Overhead Efficiency Ratio

	2004	2005		Estimated Range 2007(3)
	As Reported (1)	As Reported (1)	M&A Adjusted (2)
Top 20 U.S. Banks Median (2004 FY; 3Q0E YTD)	56.8%	56.8%
Wachovia	60.0%	58.0%	56.5%	52 -55%
GBG	52.0%	49.5%	47.2%	45 -47%
CMG	85.5%	82.4%	81.9%	75 -77%
WM	70.5%	68.5%	68.5%	60 -62%
CIB	49.8%	52.8%	53.7%	49 -51%

2007 Expense Growth Reduction Goal	Up to $1 billion In efficiency improvement

Identified Savings Opportunities Total Expense Growth Reduction by 2007 Position reductions through 2007	$650 - $750 million annually 3.500 to 4.000 (20% expected via attrition)

Expected in Calendar 2006	$400 - $450 million (included in Outlook) (vs. estimated $200 million realized in 2005)

Implementation Costs	Not expected to affect reported earnings; included in 2006 outlook

(1)	Computed by dividing total expenses (by segment, if applicable) by total revenue (by segment, if applicable), excluding merger-related and restructuring expenses, changes in accounting principle and other intangible amortization Also excludes gain on discontinued operations. Please see pages 42—45 for a reconciliation to generally accepted accounting principles (GAAP) for Wachovia consolidated results.

(2)	Represents reported data as calculated in note (1) above, with expenses reduced or increased to illustrate the effect of:

—	incremental savings from the retail brokerage transaction (compared with 2005) of an estimated $25 million (assumed in CMG), and expected incremental savings (compared with 2005) from the SouthTrust merger of an estimated $200 million (assumed $175 million in GBG; $25 million in Parent).

—	the addition of Westcorp: illustrated by adding to 2005 results Westcorp’s VTD 2005 revenue and expenses, as reported in Westcorp third quarter 10-Q dated 11/08/05; all results illustrated in GBG.

—	the addition of AmNet: illustrated by adding to 2005 results AmNet YTD 2005 revenue and expenses, annualized, reported in AmNet third quarter 10-Q dated 11/14/05; all results illustrated in CIB

—	the divestiture of Corporate and Institutional Trust: illustrated by subtracting from 2005 results $175 million in revenue and $120 million of expenses; all results illustrated in Wachovia Corporate results only (divested CIT results in Parent segment).

(3)	Represents management’s estimation of overhead efficiency ratio (calculated as provided in note (1)) in calendar year 2007. Not a projection; results may differ from expectations for a number of reasons, as outlined more fully in Wachovia's Current Report on Form S-K dated 1/19/06.

Page-17

Wachovia 4Q05 Quarterly Earnings Report

2006 Full-Year Outlook

Economic Assumptions for Full-Year 2006

Real GDP Growth	3.40%
Inflation (CPI)	2.90%
Fed Funds (at DEC 2006)	4.75%
10 Year Treasury Bond (at DEC 2006)	4.40%
S&P 500 (at DEC 2006)	7.00%

(Versus Full-Year Adjusted 2005 Unless Otherwise Noted)

	Adjusted 2005#	2006 Outlook

Net Interest Income (TE)	$14.6 billion	Expected % growth in low single digits

Fee Income	$12.3 billion	Anticipate % growth in low double digits

Noninterest Expense(1)	$15.8 billion	Expected % growth in low single digits

Reflects estimated $400-$450 million of cumulative savings during the year relating to our efficiency initiative as well as the effect of the full-year savings associated with SouthTrust and Retail Brokerage Integration

Minority Interest Expense(1)	$367 million	Expect mid teens % growth

Loans	$240.6 billion	Expect mid-teens % growth

	$107.9 billion	Consumer high teens % growth

	$132.7 billion	Commercial low double digits % growth

Net Charge-offs	15 bps	15 - 25 bps of average net loans range

Provision expected to be within this range

Effective Tax Rate		Approximately 34%–35% (tax-equivalent)

Leverage Ratio		Target > 6.00%

Dividend Payout Ratio		40%–50% of earnings (before merger-related and restructuring expenses, and other intangible amortization)

Excess Capital		Opportunistically repurchase shares; authorization for 124 million shares remaining

Financially attractive, shareholder friendly acquisitions

#	Wachovia’s results as footnoted below plus Westcorp’s nine month results through September 30, 2005, as reported in Westcorp’s third quarter report filed on form 10-Q dated 11/08/2005.
(1)	Before merger-related and restructuring expenses

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Appendix

Wachovia 4Q05 Quarterly Earnings Report

Summary Operating Results

Business segment results are presented excluding (i) merger-related and restructuring expenses, (ii) deposit base intangible and other intangible amortization expense, (iii) amounts presented as discontinued operations and (iv) the cumulative effect of a change in accounting principle. This is the basis on which we manage and allocate capital to our business segments. We continuously assess assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments.

In December 2005, we sold the majority of our Corporate and Institutional Trust (“CIT”) businesses, including (i) our corporate trust, institutional custody, document custody and structured finance trust units and (ii) our stock transfer agent units, in two separate transactions for an aggregate initial sale price of $740 million. These transactions generated fourth quarter 2005 net pre-tax gains of $447 million, or $214 million after tax, and reduced goodwill and other intangibles by $210 million. We may realize up to an additional $80 million pre-tax, or $50 million after tax, in the corporate trust and institutional custody transaction, depending on the level of business retained during the 12-month period following the completion of the transaction. The gain on sale has been presented, net of applicable taxes, as discontinued operations in the consolidated statement of operations. Financial results of the divested CIT businesses have not been presented as discontinued operations due to lack of materiality to Wachovia, but have been excluded from results presented for our Capital Management business segment and included in the Parent segment.

CIT’s securities lending unit, Metropolitan West, and our institutional retirement plan business, Wachovia Retirement Services, were not included in these transactions. We are firmly committed to these businesses and will continue to operate and grow them.

We continuously update segment information for changes that occur in the management of our businesses. In 1Q05, we transferred certain insurance brokerage business lines to Wealth Management from Capital Management and have updated information for 2004 to reflect this change. The impact to segment earnings for full year 2004 as a result of this and other changes including the CIT sale was a $10 million decrease in the General Bank, a $58 million decrease in Capital Management, an $8 million increase in Wealth Management, a $46 million decrease in the Corporate and Investment Bank and a $106 million increase in the Parent. Additionally, in 1Q05 we updated the presentation for all periods of sub-segment results for the Corporate and Investment Bank to be more consistent with the management of these business lines. Specifically, Loan Syndications was moved from Corporate Lending to Investment Banking and the formerly separate Principal Investing sub-segment was combined with Investment Banking. The impact to previously reported sub-segment earnings for full year 2004 was a reduction of $99 million for Corporate Lending and a net increase of $73 million for Investment Banking, including a $133 million loss from the Principal Investing sub-segment which was combined with the Investment Banking sub-segment.

The financial information presented herein for 4Q05 has been revised from originally presented amounts to reflect a reclassification of $16 million of revenue from trading account interest income to trading profits (losses), which resulted in a 2 bps reduction in previously reported net interest margin. Additionally, based on a review of product offerings and related pricing strategies, we have refined our definition of low-cost core deposits. Prior period amounts have been revised to be consistent with the current period presentation.

In a rising rate environment, Wachovia benefits from a widening spread between deposit costs and wholesale funding costs. However, our funds transfer pricing (“FTP”) system, described below, credits this benefit to deposit-providing business on a lagged basis. The effect of the FTP system results in rising charges to business units for funding to support predominantly floating rate assets. This benefit of higher rates earned on floating-rate assets and lagging rates on longer duration deposits is captured in the central money book in the Parent segment.

In order to remove interest rate risk from each core business segment, the management reporting model employs a FTP system. The FTP system matches the duration of the funding used by each segment to the duration of the assets and liabilities contained in each segment. Matching the duration, or the effective term until an instrument can be repriced, allocates interest income and/or interest expense to each segment so its resulting net interest income is insulated from interest rate risk.

At December 31, 2005, we administered one off-balance sheet conduit with commercial paper outstanding of $9.7 billion. We provide liquidity facilities on substantially all the commercial paper issued by the conduit. Prior to November 2005, we consolidated this conduit because our liquidity facility exposed us to the majority of the expected loss, as determined under the applicable accounting guidance, FIN 46R. In November 2005, this conduit issued a subordinated note to a third-party investor that resulted in that investor becoming the

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Wachovia 4Q05 Quarterly Earnings Report

holder of the majority of the expected loss, as determined under FIN 46R, and thus we ceased consolidation of the conduit. In and December 2005, this conduit purchased substantially all the assets of another conduit we administer and also purchased all the commercial paper issued by the second conduit. Amounts included in the September 30, 2005, balance sheet related to these conduits included $7.7 billion of assets, including $4.1 billion of securities and $3.6 billion of other earning assets, and $8.6 billion of short-term borrowings.

In November 2005, we announced our intention to re-enter the credit market as a direct issuer beginning in January 2006. This announcement coincided with our decision to terminate our existing joint marketing agreement with MBNA Corporation, as a result of the Bank of America/MBNA merger, which closed on January 1, 2006. Upon consummation of that merger, MBNA paid us a $100 million termination fee, which will be recorded as other income. We expect to invest this to better position the company for future earnings growth including funding costs associated with re-entering the credit card business.

As previously disclosed, the FASB has been discussing several matters relating to leveraged lease accounting and uncertain tax positions. On July 14, 2005, the FASB issued a proposed FASB Staff Position (“FSP”) that would amend SFAS 13 such that changes that affect the timing of cash flows but not the total net income under the lease will also trigger a recalculation of the lease. The FASB has also issued a proposed FASB Interpretation, “Uncertain Tax Positions”, to clarify the criteria for recognition of income tax benefits in accordance with SFAS No. 109, “Accounting for Income Taxes.” Please see pages 25-26 of Exhibit 19 to Wachovia’s 2005 Third Quarter Report on Form 10-Q for a discussion of these FASB proposals. The FASB has not completed its final deliberations on either of these proposals. However, the FASB has indicated that the effective date of the proposed FSP on leveraged leases will not be December 31, 2005, as provided for in the proposed FSP. Additionally, the FASB has indicated the effective date for the final interpretation on uncertain tax positions will be January 1, 2007.

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Wachovia 4Q05 Quarterly Earnings Report

Net Interest Income

(See Table on Page 8)

Net Interest Income Summary	2005				2004	4 Q 05 vs 3Q 05	4 Q 05 vs 4 Q 04	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Average earning assets	$439,204	431,346	422,534	421,047	397,490	2%	10	$414,069	6%
Average interest-bearing liabilities	382,974	375,782	367,828	365,516	343,489	2	11	357,804	7

Interest income (Tax-equivalent)	6,542	6,097	5,755	5,514	5,029	7	30	5,237	25
Interest expense	2,967	2,657	2,344	2,040	1,672	12	77	1,738	71

Net interest income (Tax-equivalent)	$3,575	3,440	3,411	3,474	3,357	4%	6	$3,499	2%

Average rate earned	5.93%	5.63	5.46	5.27	5.05	—	—
Equivalent rate paid	2.68	2.45	2.23	1.96	1.68	—	—

Net interest margin	3.25%	3.18	3.23	3.31	3.37	—	—	3.38%	—

Net interest income of $3.6 billion increased $135 million, or 4%, on average earning asset growth, deposit growth and trading-related net interest income (offset with losses in trading account profits). Net interest income rose $218 million from 4Q04 reflecting the addition of SouthTrust. Net Interest income rose 2% from Combined 4Q04 as deposit and loan growth was partially offset by margin compression resulting from a flatter yield curve.

Net interest margin increased 7 bps to 3.25%. The margin continued to benefit from deposit spread widening, as well as from the deconsolidation of conduits and the effect of the trading-related net interest income previously mentioned. These benefits more than offset compressed spreads on securities, lower derivatives income and the effect of growth in commercial loans. Net interest margin declined 12 bps from 4Q04, as the benefits mentioned above were more than offset by compressed spreads on securities, growth in loans at lower spreads, and lower income from derivatives.

In order to maintain our targeted interest rate risk profile, derivative positions are used to hedge the repricing risk inherent in balance sheet positions. The contribution of hedge-related derivatives, primarily on fixed rate liabilities and floating rate loans, offsets effects on income from balance sheet positions. In 4Q05, net hedge-related derivative income contributed 6 bps to the net interest margin vs. 8 bps in 3Q05 and 21 bps in 4Q04.

Average trading assets increased 2% and declined 6% from 4Q04. Average securities were up 1% linked quarter and were reduced by an average $2.7 billion related to the deconsolidation of conduits. Securities grew $11.7 billion from 4Q04 reflecting the addition of SouthTrust. Average securities increased 7%, or $7.8 billion, from Combined 4Q04.

Average loans rose 4% and 21% from 4Q04. On a Combined basis, average loans rose 14%, or 6% excluding loan sales, purchases and transfers. Average commercial loans were up 4%, with growth in large corporate and middle-market commercial, and grew 19% from 4Q04. On a Combined basis, average commercial loans were up 10% on large corporate and middle-market commercial growth. Average consumer loans increased 3%, and also grew 3% excluding net loan sales and activity in the investment mortgage portfolio. Linked quarter averages were affected by the sale of a net average $694 million of consumer loans. Additionally, net mortgage purchases of an average $2.1 billion offset runoff of an average $1.1 billion in the investment mortgage portfolio. Consumer loans grew 24% from 4Q04. On a Combined basis, average consumer loans rose $15.6 billion driven by the 4Q04 transfer of $9.2 billion in prime equity lines from loans held for sale. In 4Q05, we transferred $12.5 billion in home equity lines from held for sale to loans which had no effect on averages. Average loans held for sale increased $1.1 billion, reflecting commercial warehouse activity and the 3Q05 transfer of $562 million of loans into the portfolio from held for sale. Additionally, we originated $6.4 billion of mortgages and delivered $3.5 billion to agencies/privates in 4Q05.

Average other earning assets declined 8% on lower federal funds sold and a $1.5 billion average effect from the deconsolidation of conduits. Total average earning assets grew $7.9 billion, or 2%, from 3Q05 driven by loan growth, and grew $41.7 billion from 4Q04, primarily due to the SouthTrust merger. Total average earning assets grew $25.1 billion, or 6%, from Combined 4Q04, driven by a $28.5 billion increase in loans.

Average core deposits increased $6.8 billion, or 2%, on $4.3 billion growth in low-cost core deposits, primarily money market and demand deposits, and $2.5 billion growth in consumer CDs. Core deposits rose 10% from 4Q04. On a Combined basis, core deposits rose $17.5 billion, or 6%, of which $9.0 billion represented growth in low-cost core deposits. Average short-term borrowings declined $5.2 billion linked quarter and they rose $1.7 billion from 4Q04 reflecting the SouthTrust merger and the deconsolidation of conduits. Short-term borrowings were flat on a Combined basis. Average long-term debt was relatively flat, and grew $3.8 billion from 4Q04. On a Combined basis, long-term debt increased $1.5 billion primarily reflecting previous debt issuances.

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Wachovia 4Q05 Quarterly Earnings Report

The following tables provide additional detail on our consumer loans.

Average Consumer Loans—Total Corporation

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Mortgage	$34,666	33,398	30,842	30,479	28,705	4%	21
Home equity loans	32,088	29,345	28,095	27,533	26,725	9	20
Home equity lines	14,230	15,345	15,862	16,646	6,653	(7)	—
Student	11,235	11,267	10,995	11,003	10,560	—	6
Installment	3,326	3,405	3,359	3,384	3,380	(2)	(2)
Other consumer loans	3,576	3,563	3,533	4,427	3,905	—	(8)

Total consumer loans	$99,121	96,323	92,686	93,472	79,928	3%	24	$83,510	19%

Period-End On-

Balance Sheet Consumer Loans

In Loans, Securities and Loans Held for Sale

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
On-balance sheet loan portfolio	$111,421	98,331	93,824	92,234	92,313	13%	21
Securitized loans included in securities	5,075	4,364	4,589	4,781	5,033	16	1
Loans held for sale	2,545	13,999	12,748	13,056	10,876	(82)	(77)

Total consumer loan assets	$119,041	116,694	111,161	110,071	108,222	2%	10

We hold consumer loans on our balance sheet in our consumer loan portfolio, in securitized form in our securities portfolio and in loans held for sale. On-balance sheet total period-end consumer loan assets of $119.0 billion increased 2% and rose 10% from 4Q04 driven by the addition of SouthTrust.

We originated $6.4 billion of mortgages in 4Q05 and $24.1 billion since 4Q04. We delivered $3.5 billion of mortgages to agencies/privates in 4Q05 and $14.4 billion since 4Q04. Residential loans serviced, including loans we originated, totaled $38.7 billion at year-end 2005 vs. $35.4 billion in the prior quarter and $20.0 billion at year-end 2004.

The following table provides additional period-end balance sheet data.

Period-End Balance Sheet Data	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Commercial loans, net	$147,165	141,063	136,115	134,696	131,196	4%	12
Consumer loans, net	111,850	98,670	94,172	92,570	92,644	13	21

Loans, net	259,015	239,733	230,287	227,266	223,840	8	16

Goodwill and other intangible assets
Goodwill	21,807	21,857	21,861	21,635	21,526	—	1
Deposit base	705	779	861	951	1,048	(9)	(33)
Customer relationships	413	416	427	387	443	(1)	(7)
Tradename	90	90	90	90	90	—	—
Total assets	520,755	532,381	511,840	506,833	493,324	(2)	6
Core deposits	293,562	287,732	275,281	273,883	274,588	2	7
Total deposits	324,894	320,439	299,910	297,657	295,053	1	10
Stockholders’ equity	$47,561	46,757	47,904	46,467	47,317	2%	1

Memoranda
Unrealized gains (losses) (Before income taxes)
Securities, net	$(515)	121	1,491	509	1,762
Risk management derivative financial instruments, net	111	372	934	404	792

Unrealized gains (losses), net (Before income taxes)	$(404)	493	2,425	913	2,554

Unrealized net securities losses were $515 million, down from gains of $121 million in 3Q05 and due primarily to the effect of higher rates.

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Wachovia 4Q05 Quarterly Earnings Report

Fee and Other Income

(See Table on Page 9)

Fee and other income of $3.0 billion decreased $269 million, or 8%, from 3Q05, and increased 7% from 4Q04. The linked quarter decline was driven by trading losses and securities losses. Fees represented 46% of total revenue in 4Q05 and 49% in 3Q05. Fees increased 5% vs. Combined 4Q04.

Service charges were flat linked quarter at $555 million as a seasonal 4% decline in commercial DDA service charges was largely offset by 3% growth in consumer service charges. Service charges rose 7% from 4Q04 driven in part by the addition of SouthTrust. Service charges increased 3% from Combined 4Q04, reflecting higher consumer service charges of 9% partially offset by lower commercial service charges as earnings credit rates paid on commercial compensating DDA balances related to rising short-term rates.

Other banking fees of $400 million were up 4%, primarily related to higher interchange income, commercial mortgage banking servicing income and stronger International Trade Finance income. Growth of 17% from 4Q04 was partially due to the addition of SouthTrust. Compared with Combined 4Q04 results, other banking fees increased 12% on higher interchange income and stronger mortgage banking income.

Commissions of $594 million were down 3% on lower retail brokerage activity, as customers migrate to brokerage managed account relationships, and lower insurance commissions. Commissions decreased 4% from 4Q04. Compared with Combined 4Q04 results, commissions decreased 5% as lower retail brokerage transaction activity from customers migrating to brokerage managed account relationships more than offset the growth in insurance commissions due to the acquisition of Palmer & Cay.

Fiduciary and asset management fees of $769 million increased 5% and were up 10% vs. 4Q04. On a Combined basis, fiduciary and asset management fees grew 10% vs. 4Q04 on strong growth in brokerage managed account assets.

Advisory, underwriting and other investment banking fees of $325 million increased 11% from the previous record 3Q05, as strong results in loan syndications, structured products and equity originations more than offset declines in M&A and high yield from record 3Q05 results. Results were up 20% from 4Q04 largely on strength in structured products and equity originations.

Trading account losses of $33 million declined $195 million, from a very strong 3Q05, on losses in equities, structured products, investment grade and high yield. 4Q05 results also included losses on economic hedges against non-trading assets (3Q05 results included gains on such hedges) accounting for $35 million of the decline, as well as losses offset by $31 million in increased dividends, primarily from equities trading, which are reflected in net interest income. Trading account losses were up $17 million from 4Q04 losses of $16 million, which reflected losses in structured products, investment grade and equities.

Principal investing recorded net gains of $135 million, down $31 million from a very strong 3Q05, with declines in both the direct portfolio as well as fund results. Net gains were up $128 million vs. 4Q04.

Net securities losses were $74 million in 4Q05. These results reflect $77 million of net losses in the securities portfolio and $3 million in net gains in the Corporate and Investment Bank, and include $19 million in impairment losses, versus 3Q05 net gains of $29 million, including $65 million in impairment losses. In 3Q05, we recorded $23 million of net gains in the securities portfolio and $6 million of net gains in the Corporate and Investment Bank. Net securities gains in 4Q04 were $23 million and included $8 million in impairment losses.

Other income of $318 million decreased $2 million. Mortgage and other consumer loan sale and securitization income of $76 million, which was up from $64 million in 3Q05, included a $24 million gain related to a student loan securitization. Affordable housing write-downs were $32 million in 4Q05 vs. $15 million in 3Q05. Other income decreased $19 million vs. 4Q04. Compared with Combined 4Q04, other income decreased $14 million, largely reflecting a $10 million decrease in securitization income.

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Wachovia 4Q05 Quarterly Earnings Report

Noninterest Expense

(See Table on Page 10)

Total noninterest expense increased 4% on higher legal costs, corporate contributions, and professional and consulting fees, and increased 9% vs. 4Q04 driven by the merger with SouthTrust. 4Q05 included $84 million in identified costs associated with our efficiency initiatives vs. $26 million in 3Q05. Excluding the effect of merger-related and restructuring expenses and other intangible amortization, expenses were up 6%. Compared with Combined 4Q04 results, expenses were up 5%, and excluding the effect of merger-related and restructuring expenses and other intangible amortization, expenses were up 8%, and reflected higher legal costs, professional and consulting fees and corporate contributions.

Salaries and employee benefits expense was relatively flat linked quarter, as non-merger related severance expenses of $73 million were largely offset by lower revenue-based incentive compensation and benefits expense. These expenses increased 10% vs. 4Q04. The year-over-year comparison reflects the addition of SouthTrust. Professional and consulting fees increased 28%, or $46 million, on higher project activity including costs from our efficiency initiatives as well as seasonally higher billings. Sundry expense increased $150 million, reflecting higher legal costs and $58 million in corporate contributions during the quarter. Other intangible amortization of $93 million included $74 million in deposit base intangible amortization and $19 million in other intangible amortization.

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Wachovia 4Q05 Quarterly Earnings Report

General Bank

This segment consists of the Retail and Small Business, and Commercial operations.

(See Table on Page 12)

Retail and Small Business

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Wachovia Education Finance and other retail businesses.

Retail and Small Business

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Income statement data
Net interest income (Tax-equivalent)	$1,725	1,673	1,653	1,613	1,558	3%	11	$1,628	6%
Fee and other income	647	657	586	571	562	(2)	15	596	9
Intersegment revenue	14	15	16	14	14	(7)	—	14	—

Total revenue (Tax-equivalent)	2,386	2,345	2,255	2,198	2,134	2	12	2,238	7
Provision for credit losses	55	54	58	53	67	2	(18)	70	(21)
Noninterest expense	1,353	1,273	1,224	1,230	1,218	6	11	1,303	4
Income taxes (Tax-equivalent)	359	373	358	335	306	(4)	17	313	15

Segment earnings	$619	645	615	580	543	(4)%	14	$552	12%

Performance and other data
Economic profit	$529	555	524	487	459	(5)%	15
Risk adjusted return on capital (RAROC)	74.31%	77.11	74.20	69.32	68.76	—	—
Economic capital, average	$3,317	3,326	3,331	3,383	3,153	—	5
Cash overhead efficiency ratio (Tax-equivalent)	56.69%	54.25	54.33	55.94	57.01	—	—	58.19%	—%
Average loans, net	$87,644	85,184	84,000	83,473	79,421	3	10	$82,355	6%
Average core deposits	$169,058	165,725	162,960	158,786	148,666	2%	14	$156,396	8%

Net interest income grew 3% linked quarter on 3% average loan growth and 2% growth in average core deposits as well as improved spreads. Average loans increased 3% on strength in home equity and student loans. Net interest income rose 11% from 4Q04, and loans and deposits grew 10% and 14%, respectively, reflecting the addition of SouthTrust. Compared with Combined 4Q04 results, net interest income increased 6%, driven by 8% growth in core deposits and 6% growth in loans in all categories except mortgage and installment.

Fee and other income decreased 2% linked quarter as growth in consumer service charge and interchange fees were offset by lower mortgage banking fees. Fee and other income rose 15% from 4Q04, largely reflecting the addition of SouthTrust. Compared with Combined 4Q04 results, fee and other income grew 9% on improvements across the board. Additionally, small business commercial service charges were lower due to customers’ compensating balances covering more fees due to higher earnings credit rates.

Mortgage-related fee and other income of $67 million decreased 17% linked quarter and grew 25% from 4Q04. 4Q05 results included $22 million in net gains on mortgage deliveries and servicing sales compared with $29 million in 3Q05 and $18 million in 4Q04. 4Q05 results also included $10 million in amortization of mortgage servicing rights vs. $6 million in 3Q05. Compared with Combined results, mortgage-related income was up 13% from 4Q04, which included $19 million in net gains on mortgage deliveries and servicing sales. The mortgage servicing portfolio totaled $39 billion at year end.

Noninterest expense increased 6% linked quarter due to higher revenue based incentives, investments in our branch network, corporate contributions and severance. Expenses rose 11% from 4Q04 largely reflecting the addition of SouthTrust. Compared with Combined 4Q04 results, expenses were up 4%.

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Wachovia 4Q05 Quarterly Earnings Report

General Bank - Retail and Small Business Loan Production

Retail and Small Business

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Loan production
Mortgage	$6,358	7,501	5,890	4,298	3,635	(15)%	75
Home equity	8,872	9,053	8,408	7,849	7,083	(2)	25
Student	985	1,334	681	995	604	(26)	63
Installment	168	187	176	154	101	(10)	66
Other retail and small business	1,153	1,109	1,017	1,150	1,024	4	13

Total loan production	$17,536	19,184	16,172	14,446	12,447	(9)%	41

The above table does not include SouthTrust results for 2004. Loan production decreased 9% linked quarter to $17.5 billion in a seasonally slower quarter, driven by lower real estate secured activity.

Wachovia.com/SouthTrust.com

Wachovia.com/SouthTrust.com

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Online product and service enrollments
Retail	9,973	9,375	8,831	8,569	8,063	6%	24
Wholesale	575	541	513	482	452	6	27

Total online product and service enrollments	10,548	9,916	9,344	9,051	8,515	6	24
Enrollments per quarter	577	614	507	474	305	(6)	89

Dollar value of transactions (In billions)	$27.3	28.8	25.3	29.6	25.3	(5)%	8

The above table does not include SouthTrust results for 2004.

Wachovia contact center

Wachovia Contact Center Metrics

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Customer calls to
Person	10.9	10.7	10.4	9.9	9.6	2%	14
Voice response unit	48.5	48.7	47.8	47.4	38.1	—	27

Total calls	59.4	59.4	58.2	57.3	47.7	—	25

% of calls handled in 30 seconds or less (Target 70%)	66%	53	65	68	75	—%	—

2005 represents combined company data, except for the last line. Data for 2004 is for Wachovia only.

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Wachovia 4Q05 Quarterly Earnings Report

Commercial

This sub-segment includes Business Banking, Middle-Market Commercial, Commercial Real Estate and Government Banking.

Commercial

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Income statement data
Net interest income (Tax-equivalent)	$783	751	745	735	720	4%	9	$773	1%
Fee and other income	98	103	101	113	97	(5)	1	101	(3)
Intersegment revenue	43	41	33	29	33	5	30	33	30

Total revenue (Tax-equivalent)	924	895	879	877	850	3	9	907	2
Provision for credit losses	20	23	10	4	40	(13)	(50)	43	(53)
Noninterest expense	318	312	291	314	307	2	4	330	(4)
Income taxes (Tax-equivalent)	215	206	211	206	184	4	17	194	11

Segment earnings	$371	354	367	353	319	5%	16	$340	9%

Performance and other data
Economic profit	$230	215	223	205	206	7%	12
Risk adjusted return on capital (RAROC)	35.52%	34.13	35.48	33.67	36.21	—	—
Economic capital, average	$3,721	3,690	3,647	3,676	3,265	1	14
Cash overhead efficiency ratio (Tax-equivalent)	34.48%	34.89	33.02	35.84	36.19	—	—	36.44%	—%
Average loans, net	$81,490	78,598	77,748	75,948	67,443	4	21	$74,757	9%
Average core deposits	$44,228	42,703	42,629	42,849	42,971	4%	3	$44,045	—%

Net interest income was up 4% linked quarter due to 4% growth in both loans and deposits. Core deposit growth was fueled by higher government deposits. Net interest income rose 9% from 4Q04, and loans and deposits rose 21% and 3%, respectively, largely reflecting the addition of SouthTrust. Compared with Combined 4Q04 results, net interest income remained relatively stable as loan growth of 9% was offset by decreasing loan spreads.

Fee and other income decreased 5% from 3Q05 which included seasonally higher service charges. Fee and other income was up 1% compared with 4Q04 and reflects the addition of SouthTrust offset somewhat by higher earnings credit rates applied to compensating balances. Compared with Combined 4Q04 results, fee and other income declined 3%, reflecting higher earnings credit rates.

Noninterest expense rose 2% vs. 3Q05 driven largely by higher efficiency initiative costs and corporate contributions. Noninterest expense rose 4% vs. 4Q04, largely reflecting the addition of SouthTrust. Compared with Combined 4Q04 results, noninterest expense declined 4%, largely the result of expense efficiencies related to the SouthTrust merger.

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Wachovia 4Q05 Quarterly Earnings Report

Capital Management

This segment includes Retail Brokerage Services and Asset Management.

(See Table on Page 13)

Retail Brokerage Services

This sub-segment consists of the retail brokerage and annuity and reinsurance businesses.

Retail Brokerage Services

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$176	157	145	146	147	12%	20
Fee and other income	952	938	925	926	945	1	1
Intersegment revenue	(10)	(11)	(11)	(11)	(9)	9	(11)

Total revenue (Tax-equivalent)	1,118	1,084	1,059	1,061	1,083	3	3
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	904	888	875	881	920	2	(2)
Income taxes (Tax-equivalent)	77	72	68	66	60	7	28

Segment earnings	$137	124	116	114	103	10%	33

Performance and other data
Economic profit	$103	92	85	82	69	12%	49
Risk adjusted return on capital (RAROC)	45.44%	42.57	40.59	39.46	34.54	—	—
Economic capital, average	$1,182	1,157	1,154	1,169	1,185	2	—
Cash overhead efficiency ratio (Tax-equivalent)	80.87%	81.91	82.58	83.06	85.09	—	—
Average loans, net	$375	354	334	303	302	6	24
Average core deposits	$28,108	28,307	29,040	30,425	30,246	(1)%	(7)

Net interest income of $176 million increased 12% linked quarter and 20% from 4Q04, as wider deposit spreads more than offset lower average core deposits, down 1% from 3Q05 and 7% from 4Q04.

Fee and other income of $952 million increased 1% linked quarter and year-over-year as higher recurring fees, including managed account fees, offset lower fees from retail transaction activity. Managed account assets of $107 billion grew 7% linked quarter and 29% from 4Q04.

Noninterest expense increased 2% linked quarter, primarily due to higher legal costs, and was down 2% year-over-year, primarily due to efficiencies achieved from the now-completed retail brokerage integration.

Retail Brokerage Transaction

The Retail Brokerage Services sub-segment results shown in the above table include 100% of the results of the Wachovia Securities retail brokerage transaction, which is the combination of Wachovia’s and Prudential Financial’s retail brokerage operations. The entity is a consolidated subsidiary of Wachovia Corporation for GAAP purposes. Wachovia Corporation owns 62% of Wachovia Securities retail brokerage and Prudential Financial, Inc. owns 38%. Prudential Financial’s minority interest is included in minority interest reported in the Parent (see page 34) and in Wachovia Corporation’s consolidated statements of income on a GAAP basis, which differs from our segment reporting as noted on pages 6 and 19. For the three months ended December 31, 2005, Prudential Financial’s pre-tax minority interest on a GAAP basis was $67 million.

The Retail Brokerage Services sub-segment results reported in the above table also include our Insurance Services business, as well as additional corporate allocations that are not included in the Wachovia Securities Financial Holdings results.

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Wachovia 4Q05 Quarterly Earnings Report

Asset Management

This sub-segment consists of the mutual fund business and customized investment advisory services, including retirement services. Asset management results have been restated to reflect the divestiture of the Corporate and Institutional Trust businesses. These results for 4Q05 and prior periods are included in the Parent segment.

Asset Management

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$3	1	2	2	2	—%	50
Fee and other income	218	214	216	218	216	2	1
Intersegment revenue	—	—	(1)	—	—	—	—

Total revenue (Tax-equivalent)	221	215	217	220	218	3	1
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	206	183	177	176	188	13	10
Income taxes (Tax-equivalent)	6	11	14	17	11	(45)	(45)

Segment earnings	$9	21	26	27	19	(57)%	(53)

Performance and other data
Economic profit	$3	15	21	22	15	(80)%	(80)
Risk adjusted return on capital (RAROC)	17.49%	41.83	53.55	56.91	40.58	—	—
Economic capital, average	$214	193	192	196	192	11	11
Cash overhead efficiency ratio (Tax-equivalent)	93.23%	85.03	81.43	80.19	85.95	—	—
Average loans, net	$13	18	10	19	15	(28)	(13)
Average core deposits	$220	214	195	207	169	3%	30

Fee and other income rose 2% linked quarter on growth in mutual fund and securities lending assets. Fee and other income increased 1% from 4Q04, as growth in equity assets under management was partially offset by the effect of lower money market assets.

Noninterest expense increased $23 million, or 13%, and 10% vs. 4Q04, primarily related to severance associated with redesigning asset management services provided to Wealth Management. Expenses also increased due to distribution costs from a 4Q05 closed-end fund offering and higher corporate contributions.

Mutual Funds

	2005								2004
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter		4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In billions)	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix
Assets under management
Equity	$32	31%	$31	30%	$30	29%	$29	29%	$29	27%	3%	10
Fixed income	24	23	25	25	25	25	26	26	27	26	(4)	(11)
Money market	48	46	46	45	47	46	45	45	50	47	4	(4)

Total mutual fund assets	$104	100%	$102	100%	$102	100%	$100	100%	$106	100%	2%	(2)

Total Assets Under Management	2005								2004		4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter
(In billions)	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix
Assets under management
Equity	$83	33%	$83	32%	$80	31%	$79	32%	$81	32%	—%	2
Fixed income	111	44	114	45	111	44	114	45	112	44	(3)	(1)
Money market	59	23	59	23	63	25	59	23	63	24	—	(6)

Total assets under management	$253	100%	$256	100%	$254	100%	$252	100%	$256	100%	(1)	(1)
Securities lending	58	—	50	—	48	—	45	—	41	—	17	41

Total assets under management and securities lending	$311	—	$306	—	$302	—	$297	—	$297	—	2%	5

Total assets under management declined $3 billion, or 1%, as the effect of equity and money market fund inflows and higher equity valuations was more than offset by seasonal institutional outflows in fixed income. Note that 4Q05 includes $24 billion sourced through the Corporate and Institutional Trust businesses, which have been divested. These assets currently continue to be managed by Capital Management.

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by our brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 4Q05, brokerage revenue and expense eliminations were a reduction of $3 million and $5 million, respectively.

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Wachovia 4Q05 Quarterly Earnings Report

Wealth Management

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04	Combined
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			4 Q 04	4 Q 05 vs 4 Q 04
Income statement data
Net interest income (Tax-equivalent)	$153	149	144	142	139	3%	10	$140	9%
Fee and other income	188	191	183	146	149	(2)	26	150	25
Intersegment revenue	3	1	1	2	1	—	—	1	—

Total revenue (Tax-equivalent)	344	341	328	290	289	1	19	291	18
Provision for credit losses	1	6	—	(1)	—	(83)	—	—	—
Noninterest expense	249	234	220	190	199	6	25	202	23
Income taxes (Tax-equivalent)	34	37	39	38	33	(8)	3	31	10

Segment earnings	$60	64	69	63	57	(6)%	5	$58	3%

Performance and other data
Economic profit	$42	49	52	46	39	(14)%	8
Risk adjusted return on capital (RAROC)	41.85%	48.22	50.99	50.85	42.84	—	—
Economic capital, average	$537	530	513	472	484	1	11
Cash overhead efficiency ratio (Tax-equivalent)	72.37%	68.55	66.94	65.76	69.16	—	—	69.05%	—%
Lending commitments	$5,840	5,574	5,154	4,862	4,711	5	24
Average loans, net	14,898	14,210	13,635	12,891	12,088	5	23	$12,264	21%
Average core deposits	$14,305	13,571	13,474	13,415	12,880	5	11	$13,007	10%
FTE employees	4,657	4,660	4,693	3,878	3,911	—%	19

Net interest income of $153 million rose 3%, driven by 5% growth in both loans and core deposits, and rose 10% vs. 4Q04 on strong loan growth of 23% and core deposit growth of 11%. Net interest income was up 9% from Combined 4Q04. Combined average loans grew 21% on consumer and commercial loan growth, and average core deposits rose 10%.

Fee and other income of $188 million decreased $3 million, or 2%. This was largely due to a 3% reduction in insurance brokerage commissions from a strong third quarter. Fee and other income rose $39 million, or 26%, vs. 4Q04, primarily due to the impact of the Palmer & Cay acquisition. Compared with Combined 4Q04 results, fee and other income was up 25% primarily due to Palmer & Cay.

Noninterest expense was up 6%, or $15 million, and up 25% vs. 4Q04, primarily due to higher personnel expenses related to severance costs and higher incentives in private banking, and increased consulting fees. Segment overhead efficiency ratio increased 382 bps linked quarter and 321 bps year-over-year to 72.37%. Compared with Combined 4Q04 results, noninterest expense was up 23%, largely due to Palmer & Cay.

Wealth Management Key Metrics

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(Dollars in millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Investment assets under administration	$130,418	123,820	122,488	120,706	119,582	5%	9

Assets under management (a)	$65,572	65,642	64,907	64,606	64,673	—	1

Client relationships	44,457	45,381	50,409	55,721	56,522	(2)	(21)
Wealth Management advisors	978	971	962	1,004	987	1%	(1)

(a)	These assets are managed by and reported in Capital Management. Historical periods have been restated to reflect the transfer of assets from Wealth Management to other channels that best meet client needs.

AUM were flat linked quarter and up 1% year-over-year, in line with the overall market performance. Client relationships declined 2% linked quarter to 44,457 due to the continued transfer of certain client relationships to the General Bank offsetting growth in core Wealth relationships.

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Wachovia 4Q05 Quarterly Earnings Report

Corporate and Investment Bank

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

(See Table on Page 15)

Corporate Lending

This sub-segment includes Large Corporate Lending, and Leasing.

Corporate Lending

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$211	214	217	235	227	(1)%	(7)
Fee and other income	110	113	99	244	121	(3)	(9)
Intersegment revenue	7	6	5	6	7	17	—

Total revenue (Tax-equivalent)	328	333	321	485	355	(2)	(8)
Provision for credit losses	(25)	(3)	(9)	(3)	4	—	—
Noninterest expense	92	112	103	107	104	(18)	(12)
Income taxes (Tax-equivalent)	101	84	88	143	93	20	9

Segment earnings	$160	140	139	238	154	14%	4

Performance and other data
Economic profit	$40	32	34	142	64	25%	(38)
Risk adjusted return on capital (RAROC)	16.21%	15.13	15.48	31.72	20.47	—	—
Economic capital, average	$3,070	3,088	2,972	2,788	2,679	(1)	15
Cash overhead efficiency ratio (Tax-equivalent)	28.33%	33.37	32.29	22.02	29.20	—	—
Average loans, net	$30,074	29,372	28,889	28,045	27,002	2	11
Average core deposits	$227	354	417	526	343	(36)%	(34)

Corporate Lending

Loans Outstanding

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Large corporate loans	$15,089	14,595	13,620	12,939	11,968	3%	26
Capital finance	14,985	14,777	15,269	15,106	15,034	1	—

Total loans outstanding	$30,074	29,372	28,889	28,045	27,002	2%	11

Net interest income declined 1% as a decline in asset-based lending deposits was only partially offset by large corporate loan growth. Average loans and leases were up 2% from 3Q05 and increased 11% from 4Q04 driven by growth in large corporate lending.

Fee and other income decreased $3 million, or 3%, driven by a decline in leasing income from a strong 3Q05. Compared with 4Q04, fee and other income fell $11 million, driven by lower leasing revenue. There were $4 million in gains on sales of loans and loans held for sale in 4Q05 vs. $3 million in 3Q05 and $1 million in 4Q04.

Provision expense was a recovery of $25 million in the quarter. Gross charge-offs of $10 million were more than offset by $35 million in recoveries.

Noninterest expense decreased 18% and fell 12% vs. 4Q04 reflecting lower incentive-based compensation partially offset by higher severance expense.

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Wachovia 4Q05 Quarterly Earnings Report

Investment Banking

This sub-segment includes Equity Capital Markets, M&A, Equity-Linked Products, Fixed Income Division, Loan Syndications and Principal Investing. See page 19 for an explanation of changes to this sub-segment and the restatement of historical results.

Investment Banking

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$283	229	217	265	291	24%	(3)
Fee and other income	606	729	514	551	377	(17)	61
Intersegment revenue	(28)	(22)	(16)	(10)	(16)	(27)	75

Total revenue (Tax-equivalent)	861	936	715	806	652	(8)	32
Provision for credit losses	—	—	1	—	—	—	—
Noninterest expense	529	533	441	466	391	(1)	35
Income taxes (Tax-equivalent)	119	150	100	124	94	(21)	27

Segment earnings	$213	253	173	216	167	(16)%	28

Performance and other data
Economic profit	$149	190	108	157	110	(22)%	35
Risk adjusted return on capital (RAROC)	38.27%	45.04	30.89	42.31	34.69	—	—
Economic capital, average	$2,159	2,209	2,190	2,031	1,856	(2)	16
Cash overhead efficiency ratio (Tax-equivalent)	61.18%	57.01	61.69	57.83	60.19	—	—
Average loans, net	$4,807	3,771	3,701	3,300	2,925	27	64
Average core deposits	$9,153	8,828	7,634	6,787	6,557	4%	40

Net interest income increased 24%, or $54 million, driven by increased dividends in equities trading and principal investing; declined 3% from 4Q04.

Fee and other income decreased $123 million, or 17%, due to lower trading revenues, principal investing gains, and high yield, M&A and equity private placement results following strong 3Q05 results. Partially offsetting the decline were record loan syndications, strong real estate capital markets and structured products results and record equity originations. Principal investing net gains were $135 million vs. $166 million in 3Q05 and $7 million in 4Q04. Trading losses of $48 million declined $192 million from strong 3Q05 results, driven by losses in equities, partially offset by $31 million in increased dividends (above), as well as losses in structured products, investment grade, and high yield. $35 million of the decline in 4Q05 trading results was due to losses on economic hedges against non-trading assets of $15 million vs. a gain of $20 million on such hedges in 3Q05. Investment Banking total trading revenue was $165 million for the quarter, down $154 million from 3Q05. Net securities gains were $7 million in 4Q05 vs. $7 million in 3Q05 and $8 million in 4Q04. Fee and other income increased $229 million, or 61%, from 4Q04 driven by principal investing gains and strength in structured products, real estate capital markets, equities and loan syndications somewhat offset by lower trading.

Noninterest expense declined 1% as lower revenue-based expenses were partially offset by higher severance expense, and increased 35% from 4Q04 on higher personnel and incentive compensation as well as higher corporate contributions and investments in the business.

Investment Banking

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Total revenue
Fixed income global rate products	$127	126	127	136	122	1%	4
Fixed income credit products (Excluding loan portfolio)	79	113	85	128	120	(30)	(34)
Fixed income structured products/other	398	394	365	393	265	1	50

Total fixed income	604	633	577	657	507	(5)	19
Principal investing	148	160	38	60	3	(8)	—
Total equities/M&A/other	109	143	100	89	142	(24)	(23)

Total revenue	861	936	715	806	652	(8)	32

Trading-related revenue
Net interest income (Tax-equivalent)	128	108	93	132	164	19	(22)
Trading account profits (losses)	(48)	144	27	99	(7)	—	—
Other fee income	85	67	73	68	73	27	16

Total net trading-related revenue (Tax-equivalent)	165	319	193	299	230	(48)	(28)

Principal investing balances
Direct investments	841	790	790	736	703	6	20
Fund investments	753	770	784	806	787	(2)	(4)

Total principal investing balances	$1,594	1,560	1,574	1,542	1,490	2%	7

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Wachovia 4Q05 Quarterly Earnings Report

Treasury and International Trade Finance

This sub-segment includes Treasury Services, International Correspondent Banking and Trade Finance.

Treasury and International Trade Finance

Performance Summary

	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$93	89	88	91	100	4%	(7)
Fee and other income	184	185	176	184	186	(1)	(1)
Intersegment revenue	(30)	(29)	(28)	(30)	(29)	3	3

Total revenue (Tax-equivalent)	247	245	236	245	257	1	(4)
Provision for credit losses	12	—	—	—	—	—	—
Noninterest expense	167	165	167	160	164	1	2
Income taxes (Tax-equivalent)	26	28	25	32	35	(7)	(26)

Segment earnings	$42	52	44	53	58	(19)%	(28)

Performance and other data
Economic profit	$37	41	34	45	50	(10)%	(26)
Risk adjusted return on capital (RAROC)	50.58%	64.57	56.18	78.57	85.98	—	—
Economic capital, average	$372	304	302	271	266	22	40
Cash overhead efficiency ratio (Tax-equivalent)	67.95%	67.15	70.72	65.42	63.93	—	—
Average loans, net	$6,349	5,628	5,266	5,228	5,278	13	20
Average core deposits	$16,497	15,544	14,379	13,568	14,071	6%	17

Net interest income was up 4% driven by a 13% increase in loans and 6% core deposit growth. Net interest income declined 7% from 4Q04 levels due to core deposit spread compression despite 20% loan growth and 17% core deposit growth.

Fee and other income decreased 1% from 3Q05 which included a gain on the sale of an embassy banking unit; declined 1% from 4Q04.

Provision expense of $12 million in the quarter was driven by one International Trade Finance charge-off.

Noninterest expense increased 1% from 3Q05 largely due to system and severance expenses related to the acquisition of the international banking business of Union Bank of California.

The Treasury Services business is managed in the Corporate and Investment Bank. Product revenues and earnings are also realized in other business lines within the company, including the General Bank and Wealth Management. Total treasury services product revenues for the company were $618 million in 4Q05 vs. $600 million in 3Q05 and $616 million in 4Q04.

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Wachovia 4Q05 Quarterly Earnings Report

Parent

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, minority interest in consolidated subsidiaries, businesses being wound down or divested including the Corporate and Institutional Trust businesses discussed on page 19, other intangibles amortization and eliminations.

Parent

Performance Summary

(Dollars in millions)	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$148	177	199	245	172	(16)%	(14)
Fee and other income	(11)	130	180	46	154	—	—
Intersegment revenue	1	—	1	—	—	—	—

Total revenue (Tax-equivalent)	138	307	380	291	326	(55)	(58)
Provision for credit losses	18	2	(10)	(17)	(2)	—	—
Noninterest expense	312	225	205	293	236	39	32
Minority interest	103	105	85	74	83	(2)	24
Income taxes (Tax-equivalent)	(213)	(87)	(48)	(65)	(68)	—	—

Segment earnings (loss)	$(82)	62	148	6	77	—%	—

Performance and other data
Economic profit	$(95)	45	130	(7)	70	—%	—
Risk adjusted return on capital (RAROC)	(2.95)%	17.79	31.37	9.86	22.68	—	—
Economic capital, average	$2,680	2,626	2,561	2,500	2,381	2	13
Cash overhead efficiency ratio (Tax-equivalent)	158.81%	41.63	25.36	60.98	36.86	—	—
Lending commitments	$508	433	430	398	408	17	25
Average loans, net	11,832	11,825	10,298	11,968	2,053	—	—
Average core deposits	$5,706	5,502	4,610	4,532	4,724	4	21
FTE employees	23,827	24,345	24,753	24,869	25,100	(2)%	(5)

Net interest income declined $29 million from 3Q05 and $24 million from 4Q04. Results reflect the liability sensitive nature of our securities portfolio and wholesale funding operations, which serve to hedge our asset sensitive core business activities. The benefits to the Parent of wider funds transfer pricing spreads (see page 19 for description) was offset by compression of spreads in the funding of the investment portfolio as well as lower contributions from hedge-related derivatives. Compared with Combined 4Q04, net interest income decreased $41 million.

Fee and other income decreased $141 million from 3Q05 and decreased $165 million vs. 4Q04. Compared with 3Q05, net securities losses were $77 million vs. gains of $21 million. 3Q05 included $6 million of gains associated with equity collars on our stock. 4Q05 included eliminations of $25 million of fees related to underwriting and structuring provided by the Corporate and Investment Bank for company-related activities, compared with $22 million in 3Q05. Additionally, affordable housing tax credit eliminations were up $43 million. (Affordable housing results are recorded in Corporate and Investment Bank fee and other income net of the related tax benefit; this tax benefit is eliminated for consolidated reporting purposes in Parent fee and other income.) These negative variances were partially offset by growth in securitization income to $34 million, up from a net $17 million in 3Q05, and income from corporate investments, which increased $12 million. 4Q05 securitization income included eliminations of $12 million related to underwriting and structuring fees credited to the Corporate and Investment Bank.

The primary reasons for the reduction in fee income from 4Q04 were an $89 million decrease in net securities gains, $28 million in 4Q04 gains associated with equity collars, $21 million in higher affordable housing tax credit eliminations and $10 million in lower asset securitization income. On a Combined basis, fee and other income decreased $159 million from 4Q04.

Noninterest expense increased $87 million linked quarter and $76 million vs. 4Q04, primarily due to higher legal costs and the addition of SouthTrust. On a Combined basis, noninterest expense increased $46 million from Combined 4Q04, primarily due to higher legal costs.

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Wachovia 4Q05 Quarterly Earnings Report

Asset Quality

(See Table on Page 16)

Net charge-offs in the loan portfolio of $51 million decreased $8 million from 3Q05 and declined $64 million from 4Q04. As a percentage of average net loans, annualized net charge-offs were 0.09% in 4Q05, compared with 0.10% in 3Q05 and 0.23% in 4Q04. Gross charge-offs of $129 million represented 0.22% of average loans and were offset by $78 million in recoveries.

Provision for credit losses totaled $81 million, including $77 million for loans on balance sheet, and $4 million for unfunded lending commitments. Provision included $5 million related to our decision to sell $316 million of commercial loans. Provision also reflects our decision to retain $12.5 billion in home equity lines, which were transferred from loans held for sale to loans in 4Q05 as well as other loan growth.

Allowance For Credit Losses

Allowance for Credit Losses

(In millions)	2005
	Fourth Quarter		Third Quarter		Second Quarter
	Amount	As a % of loans, net	Amount	As a % of loans, net	Amount	As a % of loans, net
Allowance for loan losses
Commercial	$1,859	1.26%	$1,871	1.33%	$1,883	1.38%
Consumer	730	0.65	713	0.72	746	0.79
Unallocated	135	—	135	—	90	—

Total	2,724	1.05	2,719	1.13	2,718	1.18
Reserve for unfunded lending commitments
Commercial	158	—	154	—	158	—

Allowance for credit losses	$2,882	1.11%	$2,873	1.20%	$2,876	1.25%

Memoranda
Total commercial (including reserve for unfunded lending commitments)	$2,017	1.37%	$2,025	1.44%	$2,041	1.50%

Allowance for credit losses was $2.9 billion, up $9 million from 3Q05, reflecting continued strong credit quality and the sale of $316 million of commercial loans which included $16 million of associated allowance. Allowance for loan losses as a percentage of loans of 1.05% and allowance for credit losses of 1.11% decreased 8 bps and 9 bps, respectively, primarily driven by the transfer of $12.5 billion in home equity lines from loans held for sale to loans. The reserve for unfunded lending commitments, which includes unfunded loans and standby letters of credit, was $158 million. The unallocated portion of the allowance was $135 million in 4Q05 and 3Q05, and $90 million in 4Q04, and reflects in part the impact of 2005 hurricanes, the full effect of which is currently under review.

The allowance for loan losses to nonperforming loans ratio of 439% was up from 347% in 3Q05 and from 289% in 4Q04.

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Wachovia 4Q05 Quarterly Earnings Report

Nonperforming Loans

Nonperforming Loans (a)

(In millions)	2005				2004	4 Q 05 vs 3 Q 05	4 Q 05 vs 4 Q 04
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Balance, beginning of period	$784	819	910	955	798	(4)%	(2)

Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period	565	585	658	712	576	(3)	(2)
Balance of acquired entity at purchase date	—	—	—	—	321	—	—
New nonaccrual loans and advances	117	229	195	210	149	(49)	(21)

Charge-offs	(64)	(52)	(35)	(27)	(86)	23	(26)
Transfers (to) from loans held for sale	—	—	—	(25)	(121)	—	—
Transfers (to) from other real estate owned	(1)	(1)	(25)	—	—	—	—
Sales	(91)	(93)	(83)	(46)	(24)	(2)	—
Other, principally payments	(134)	(103)	(125)	(166)	(103)	30	30

Net commercial nonaccrual loan activity	(173)	(20)	(73)	(54)	(185)	—	(6)

Commercial nonaccrual loans, end of period	392	565	585	658	712	(31)	(45)

Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period	219	234	252	243	222	(6)	(1)
Balance of acquired entity at purchase date	—	—	—	—	21	—	—

New nonaccrual loans, advances and other, net	(5)	(15)	(18)	9	4	—	—
Transfers (to) from loans held for sale	15	—	—	—	(4)	—	—
Sales and securitizations	(1)	—	—	—	—	—	—

Net consumer nonaccrual loan activity	9	(15)	(18)	9	—	—	—

Consumer nonaccrual loans, end of period	228	219	234	252	243	4	(6)

Balance, end of period	$620	784	819	910	955	(21)%	(35)

(a)	Excludes nonperforming loans included in loans held for sale, which at December 31, September 30, June 30, and March 31, 2005, and at December 31, 2004, were $32 million, $59 million, $111 million, $159 million and $157 million, respectively.

Nonperforming loans in the loan portfolio of $620 million decreased $164 million, or 21% vs. 3Q05, reflecting $92 million in sales and continued strong credit quality trends, and decreased 35% from 4Q04. Total nonperforming assets of $752 million, including loans held for sale, decreased $203 million, or 21%, from 3Q05 and were down 40% from 4Q04.

New commercial nonaccrual inflows were $117 million, down $112 million from 3Q05. Commercial nonaccruals were $392 million, down 31% from 3Q05 and down 45% from 4Q04, reflecting continued strong credit quality trends. In 4Q05, $91 million in nonperforming commercial loans were sold directly out of the loan portfolio. Consumer nonaccruals were $228 million, up 4% from 3Q05 due to the transfer of the $15 million home equity line nonaccruals portfolio, and down 6% versus 4Q04.

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Wachovia 4Q05 Quarterly Earnings Report

Loans Held For Sale

Loans Held for Sale

(In millions)	2005				2004
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Balance, beginning of period	$18,038	14,531	14,173	12,988	17,755

Core business activity
Core business activity, beginning of period	18,014	14,447	13,715	12,293	17,720
Balance of acquired entity at purchase date	873	—	—	—	653
Originations/purchases	13,704	15,157	10,577	7,692	12,941
Transfers to (from) loans held for sale, net	(12,060)	(562)	(583)	462	(8,968)
Lower of cost or market value adjustments	—	—	(1)	1	(1)
Performing loans sold or securitized	(11,444)	(8,604)	(6,999)	(5,109)	(7,033)
Nonperforming loans sold	—	—	—	—	—
Other, principally payments	(2,699)	(2,424)	(2,262)	(1,624)	(3,019)

Core business activity, end of period	6,388	18,014	14,447	13,715	12,293

Portfolio management activity
Portfolio management activity, beginning of period	24	84	458	695	35
Transfers to (from) loans held for sale, net
Performing loans	—	1	(15)	96	602
Nonperforming loans	—	—	—	25	125
Lower of cost or market value adjustments	—	—	—	—	—
Performing loans sold	—	(19)	(297)	(295)	(12)
Nonperforming loans sold	—	(37)	(13)	(6)	—
Allowance for loan losses related to loans transferred to loans held for sale	—	—	—	(5)	(51)
Other, principally payments	(7)	(5)	(49)	(52)	(4)

Portfolio management activity, end of period	17	24	84	458	695

Balance, end of period (a)	$6,405	18,038	14,531	14,173	12,988

(a)	Nonperforming assets included in loans held for sale at December 31, September 30, June 30, and March 31, 2005, and at December 31, 2004, were $32 million, $59 million, $111 million, $159 million and $157 million, respectively.

Core Business Activity

In 4Q05, a net $13.7 billion of loans was originated or purchased for sale representing core business activity. We sold or securitized a total of $11.4 billion of loans out of loans held for sale. During the quarter, we transferred a net $12.1 billion of performing loans to the portfolio, which reflected $12.5 billion of home equity lines transferred to loans.

Portfolio Management Activity

In the fourth quarter, we sold $2.7 billion of consumer loans and $316 million of commercial loans directly out of the loan portfolio.

Page-37

Wachovia 4Q05 Quarterly Earnings Report

Merger Integration Update

Estimated Merger Expenses

In connection with the SouthTrust merger, which closed on November 1, 2004, we began recording certain merger-related and restructuring expenses in our income statement. In addition we recorded purchase accounting adjustments to record SouthTrust’s assets and liabilities at their respective fair values as of November 1, 2004, and certain exit costs related to SouthTrust’s businesses, which have the effect of increasing goodwill. These purchase accounting adjustments are final and total $207 million. As of December 31, 2005, net merger-related and restructuring expenses were $268 million, The following table indicates our progress compared with the estimated merger expenses for the SouthTrust merger transaction.

SouthTrust Transaction

One-time Costs

(In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments (a)	Total
Total estimated expenses	$333	207	540

Actual expenses
2004	41	60	101
First quarter 2005	33	91	124
Second quarter 2005	55	56	111
Third quarter 2005	82	(8)	74
Fourth quarter 2005	57	8	65

Total actual expenses	$268	207	475

(a)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to SouthTrust's contributed business. Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant SouthTrust acquired facilities. These adjustments are reflected in goodwill and are not charges against income. Depending upon the timing of integration actions, certain items projected to be recorded as exit cost purchase accounting adjustments may be recorded as net merger-related and restructuring expenses.

During the quarter, we recorded one-time costs of $65 million related to the SouthTrust merger for a cumulative total of $475 million.

The total one-time costs for this transaction is the sum of total merger-related and restructuring expenses as reported in the following Merger-Related and Restructuring Expenses table and Total pre-tax exit cost purchase accounting adjustments (one-time costs) as detailed in the Goodwill and Other Intangibles table on the following pages.

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Wachovia 4Q05 Quarterly Earnings Report

Merger-Related and Restructuring Expenses

(Income Statement Impact)

	2005				2004
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
SouthTrust merger-related and restructuring expenses
Personnel and employee termination benefits	$5	4	7	7	24
Occupancy and equipment	21	40	7	2	—
Advertising	11	8	5	1	—
Contract cancellations and system conversions	15	20	26	15	10
Other	5	10	10	8	7

Total SouthTrust merger-related and restructuring expenses	57	82	55	33	41

Wachovia Securities retail brokerage transaction merger-related and restructuring expenses
Personnel and employee termination benefits	—	—	4	—	18
Occupancy and equipment	—	—	—	—	10
Advertising	—	—	—	—	(1)
Contract cancellations and system conversions	—	—	25	23	44
Other	—	—	6	5	8

Total Wachovia Securities retail brokerage transaction merger-related and restructuring expenses	—	—	35	28	79

First Union/Wachovia merger-related and restructuring expenses - Final
Personnel and employee termination benefits	—	—	—	—	(2)
Occupancy and equipment	—	—	—	—	(2)
Advertising	—	—	—	—	—
Contract cancellations and system conversions	—	—	—	—	—
Other	—	—	—	—	—

Total First Union/Wachovia merger-related and restructuring expenses - Final	—	—	—	—	(4)

Other merger-related and restructuring expenses (reversals), net	1	1	—	—	—

Net merger-related and restructuring expenses	58	83	90	61	116

Prudential Financial’s 38 percent of shared Wachovia/Prudential Financial retail brokerage merger-related and restructuring expenses (Minority interest)	—	—	(14)	(11)	(30)
Income taxes (benefits)	(21)	(32)	(28)	(19)	(33)

After-tax net merger-related and restructuring expenses	$37	51	48	31	53

Merger-Related And Restructuring Expenses

In 4Q05, we recorded $57 million in net merger-related and restructuring expenses related to the SouthTrust integration. This was largely composed of occupancy and equipment charges associated with the closing of certain SouthTrust branches and offices, as well as contract cancellations and system conversions.

Goodwill and Other Intangibles

Under purchase accounting, the assets and liabilities of SouthTrust are recorded at their respective fair values as of November 1, 2004, as if they had been purchased in the open market. The purchase accounting adjustments associated with SouthTrust’s assets are now final. The premiums and discounts that resulted from the purchase accounting adjustments to financial instruments are accreted/amortized into income/expense over the estimated term of the respective assets and liabilities, similar to the purchase of a bond at a premium or discount. This results in a market yield in the income statement for those assets and liabilities. Assuming a stable market environment from the date of purchase, we would expect that as these assets and liabilities mature, they could generally be replaced with instruments of similar yields.

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Wachovia 4Q05 Quarterly Earnings Report

Goodwill and Other Intangibles Created by the SouthTrust Transaction – Final

	2005				2004
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Purchase price less former SouthTrust ending tangible stockholders’ equity as of November 1, 2004	$10,048	10,048	10,048	10,048	10,048

Fair value purchase accounting adjustments (a)
Financial assets	(95)	(99)	(90)	(96)	(69)
Premises and equipment	112	110	108	98	98
Employee benefit plans	98	98	98	98	99
Financial liabilities	270	270	270	270	275
Other	40	37	28	31	27
Income taxes	(182)	(75)	(74)	(91)	(163)

Total fair value purchase accounting adjustments	243	341	340	310	267

Exit cost purchase accounting adjustments (b)
Personnel and employee termination benefits	222	215	212	202	168
Occupancy and equipment	62	61	80	48	—
Contract cancellations	23	23	16	3	—
Regulatory mandated branch sales	(131)	(131)	(131)	(131)	(129)
Other	31	31	30	29	21

Total pre-tax exit costs	207	199	207	151	60
Income taxes	(34)	(32)	(35)	(15)	17

Total after-tax exit cost purchase accounting adjustments (One-time costs)	173	167	172	136	77

Total purchase intangibles	10,464	10,556	10,560	10,494	10,392
Core deposit base and customer relationship intangibles (Net of income taxes)	452	452	452	455	455

Goodwill as of December 31, 2005	$10,012	10,104	10,108	10,039	9,937

(a)	These adjustments represent fair value adjustments in compliance with purchase accounting standards and adjust assets and liabilities of the former SouthTrust to their fair values as of November 1, 2004.
(b)	These adjustments represent incremental costs relating to combining the two companies and are specifically attributable to those businesses of the former SouthTrust.

Fair value purchase accounting adjustments were $243 million.

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Wachovia 4Q05 Quarterly Earnings Report

Explanation of Our Use of Certain Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this quarterly earnings report includes certain non-GAAP financial measures, including those presented on pages 5 and 7 under the captions “Earnings Reconciliation”, and “Other Financial Measures”, with the sub-headings – “Earnings excluding merger-related and restructuring expenses” – “Earnings excluding merger-related and restructuring expenses, and discontinued operations” and — “Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations”, and which are reconciled to GAAP financial measures on pages 42-45. In addition, in this quarterly earnings report certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses and discontinued operations permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization, discontinued operations and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

See also page 47 for a discussion of the presentation of “Supplemental Illustrative Combined” financial information.

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Wachovia 4Q05 Quarterly Earnings Report

Reconciliation Of Certain Non-GAAP Financial Measures

Reconciliation of Certain Non-GAAP Financial Measures

		2005				2004
(In millions)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income from continuing operations
Net income (GAAP)	A	$1,707	1,665	1,650	1,621	1,448
Discontinued operations, net of income taxes (GAAP)		(214)	—	—	—	—

Income from continuing operations (GAAP)		1,493	1,665	1,650	1,621	1,448
Merger-related and restructuring expenses (GAAP)		37	51	48	31	53
Earnings excluding merger-related and restructuring expenses, and discontinued operations	B	1,530	1,716	1,698	1,652	1,501
Other intangible amortization (GAAP)		57	63	69	72	74

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C	$1,587	1,779	1,767	1,724	1,575

Return on average common stockholders’ equity
Average common stockholders’ equity (GAAP)	D	$46,407	47,328	47,114	47,231	42,644
Merger-related and restructuring expenses (GAAP)		146	96	52	11	169
Discontinued operations (GAAP)		(36)	—	—	—	—

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and discontinued operations	E	46,517	47,424	47,166	47,242	42,813
Average intangible assets (GAAP)	F	(23,302)	(23,195)	(23,148)	(23,020)	(19,257)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	G	$23,215	24,229	24,018	24,222	23,556

Return on average common stockholders’ equity
GAAP	A/D	14.60%	13.95	14.04	13.92	13.50
Excluding merger-related and restructuring expenses and discontinued operations	B/E	13.05	14.36	14.43	14.19	13.95
Return on average tangible common stockholders’ equity
GAAP	A/D+F	29.33	27.36	27.61	27.16	24.62
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/G	27.11%	29.14	29.50	28.86	26.59

Table continued on next page.

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Wachovia 4Q05 Quarterly Earnings Report

Reconciliation Of Certain Non-GAAP Financial Measures

Reconciliation of Certain Non-GAAP Financial Measures

		2005				2004
(In millions)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Return on average assets
Average assets (GAAP)	H	$520,382	511,567	503,361	500,486	472,431
Average intangible assets (GAAP)		(23,302)	(23,195)	(23,148)	(23,020)	(19,257)

Average tangible assets (GAAP)	I	$497,080	488,372	480,213	477,466	453,174

Average assets (GAAP)		$520,382	511,567	503,361	500,486	472,431
Merger-related and restructuring expenses (GAAP)		146	96	52	11	169
Discontinued operations (GAAP)		(36)	—	—	—	—

Average assets, excluding merger-related and restructuring expenses, and discontinued operations	J	520,492	511,663	503,413	500,497	472,600
Average intangible assets (GAAP)		(23,302)	(23,195)	(23,148)	(23,020)	(19,257)

Average tangible assets, excluding merger-related and restructuring expenses, and discontinued operations	K	$497,190	488,468	480,265	477,477	453,343

Return on average assets
GAAP	A/H	1.30%	1.29	1.31	1.31	1.22
Excluding merger-related and restructuring expenses, and discontinued operations	B/J	1.17	1.33	1.35	1.34	1.26
Return on average tangible assets
GAAP	A/I	1.36	1.35	1.38	1.38	1.27
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	C/K	1.27%	1.45	1.48	1.46	1.38

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 42 through 45 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 4Q05 Quarterly Earnings Report

Reconciliation Of Certain Non-GAAP Financial Measures

Reconciliation of Certain Non-GAAP Financial Measures

		2005				2004
(In millions)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Overhead efficiency ratios
Noninterest expense (GAAP)	L	$4,183	4,004	3,788	3,872	3,834
Merger-related and restructuring expenses (GAAP)		(58)	(83)	(90)	(61)	(116)

Noninterest expense, excluding merger-related and restructuring expenses	M	4,125	3,921	3,698	3,811	3,718
Other intangible amortization (GAAP)		(93)	(101)	(107)	(115)	(113)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amoritization	N	$4,032	3,820	3,591	3,696	3,605
Net interest income (GAAP)		$3,523	3,387	3,358	3,413	3,297
Tax-equivalent adjustment		52	53	53	61	60

Net interest income (Tax-equivalent)		3,575	3,440	3,411	3,474	3,357
Fee and other income (GAAP)		2,989	3,258	2,977	2,995	2,804

Total	O	$6,564	6,698	6,388	6,469	6,161

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$888	874	861	867	908

Net interest income (GAAP)		$172	152	142	143	144
Tax-equivalent adjustment		—	1	—	—	1

Net interest income (Tax-equivalent)		172	153	142	143	145
Fee and other income (GAAP)		914	905	880	886	906

Total	Q	$1,086	1,058	1,022	1,029	1,051

Overhead efficiency ratios GAAP	L/O	63.72%	59.78	59.29	59.86	62.23
Excluding merger-related and restructuring expenses	M/O	62.84	58.55	57.87	58.92	60.34
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	59.07	54.05	52.86	54.12	54.99
Excluding merger-related and restructuring expenses, and other intangible amoritization	N/O	61.41	57.06	56.19	57.15	58.50
Excluding merger-related and restructuring expenses, other intangible amoritization and brokerage	N-P/O-Q	57.36%	52.27	50.85	52.01	52.77

Table continued on next page.

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Wachovia 4Q05 Quarterly Earnings Report

Reconciliation Of Certain Non-GAAP Financial Measures

Reconciliation of Certain Non-GAAP Financial Measures

		2005				2004
(In millions, except per share data)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating leverage
Operating leverage (GAAP)		$(312)	92	5	269	368
Merger-related and restructuring expenses (GAAP)		(25)	(8)	30	(55)	(10)

Operating leverage, excluding merger-related and restructuring expenses		(337)	84	35	214	358
Other intangible amortization (GAAP)		(6)	(7)	(8)	1	15

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amoritization		$(343)	77	27	215	373

Dividend payout ratios on common shares
Dividends paid per common share	R	$0.51	0.51	0.46	0.46	0.46

Diluted earnings per common share (GAAP)	S	$1.09	1.06	1.04	1.01	0.95
Merger-related and restructuring expenses (GAAP)		0.02	0.03	0.03	0.02	0.04
Other intangible amortization (GAAP)		0.04	0.04	0.04	0.05	0.05
Discontinued operations (GAAP)		(0.14)	—	—	—	—

Diluted earnings per common share, excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	T	$1.01	1.13	1.11	1.08	1.04

Dividend payout ratios
GAAP	R/S	46.79%	48.11	44.23	45.54	48.42
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	R/T	50.50%	45.13	41.44	42.59	44.23

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 42 through 45 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

Reconciliation of Certain Non-GAAP Financial Measures

	Years Ended December 31,
(In millions, except per share data)	2005	2004
Earnings
Net income (GAAP)	$6,643	5,214
Merger-related and restructuring expenses (GAAP)	167	203

Earnings excluding merger-related and restructuring expenses	6,810	5,417
Discontinued operations, net of income taxes (GAAP)	(214)	—

Earnings excluding merger-related and restructuring expenses, and discontinued operations	6,596	5,417
Other intangible amortization (GAAP)	261	272

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	$6,857	5,689

Diluted earnings per share
Net income (GAAP)	$4.19	3.81
Merger-related and restructuring expenses (GAAP)	0.11	0.14

Earnings excluding merger-related and restructuring expenses	4.30	3.95
Discontinued operations, net of income taxes (GAAP)	(0.14)	—

Earnings excluding merger-related and restructuring expenses, and discontinued operations	4.16	3.95
Other intangible amortization (GAAP)	0.17	0.20

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	$4.33	4.15

Page-45

Wachovia 4Q05 Quarterly Earnings Report

Cautionary Statement

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, (ii) statements relating to the benefits of the merger between Wachovia Corporation and SouthTrust Corporation, completed November 1, 2004, (the “SouthTrust Merger”), (iii) statements relating to the benefits of the pending acquisition by Wachovia of Westcorp and WFS Financial Inc (the “Westcorp Merger” and together with the SouthTrust Merger, the “Mergers”), (iv) statements with respect to Wachovia’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (v) statements preceded by, followed by or that include the words “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “probably”, “potentially”, “projects”, “outlook” or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). The following factors, among others, could cause Wachovia’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements: (1) the risk that the businesses involved in the Mergers will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Mergers may not be fully realized or realized within the expected time frame; (3) revenues following the Mergers may be lower than expected; (4) deposit attrition, customer attrition, operating costs, and business disruption following the Mergers, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) enforcement actions by governmental agencies that are not currently anticipated; (6) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (7) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (10) adverse changes in the financial performance and/or condition of Wachovia’s borrowers which could impact the repayment of such borrowers’ outstanding loans; (11) the impact of changes in accounting principles; and (12) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated January 19, 2006.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Mergers or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

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Wachovia 4Q05 Quarterly Earnings Report

Supplemental Illustrative Combined Information

This Quarterly Earnings Report contains certain financial information labeled “Combined” results. The “Combined” information contained in this Quarterly Earnings Report shows certain historical financial data for each of Wachovia and SouthTrust and also shows similar combined illustrative information reflecting the merger of SouthTrust with and into Wachovia. The historical financial data show the financial results actually achieved by Wachovia and SouthTrust for the periods indicated. The “Combined” illustrative information shows the illustrative effect of the merger under the purchase method of accounting assuming the merger was consummated as of the applicable prior period, instead of November 1, 2004, the actual merger consummation date. In the case of the “Combined” illustrative information for the three months ended December 31, 2004, the standalone SouthTrust information represents the period from October 1, 2004 to October 31, 2004. In the case of the “Combined” illustrative information for the full year ended December 31, 2004, the standalone SouthTrust information represents the period from January 1, 2004 to October 31, 2004.

The “Combined” illustrative information is not prepared in accordance with generally accepted accounting principles (“GAAP”), although both the historical Wachovia and historical SouthTrust financial information presented were respectively prepared in accordance with GAAP. Wachovia believes the “Combined” illustrative information is useful to investors in understanding how the financial information of Wachovia and SouthTrust may have appeared on a combined basis had the two companies actually been merged as of the dates indicated and how the financial information of the business segments and certain sub-segments of the new combined company may have appeared had the two companies actually been merged as of the dates indicated.

The “Combined” illustrative information includes estimated adjustments to record certain assets and liabilities of SouthTrust at their respective fair values and to record certain exit costs related to SouthTrust. The estimated adjustments are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of SouthTrust will also be subject to adjustment to their respective fair values, including additional intangible assets which may be identified. No estimated adjustments are included for these assets and liabilities. Any change in the fair value of the net assets of SouthTrust will change the amount of the purchase price allocable to goodwill. In addition, the final adjustments may be materially different from the unaudited estimated adjustments presented. The “Combined” illustrative information cannot be reconciled to GAAP because many of the purchase accounting adjustments resulting from the merger are based upon valuations of assets as of the merger date and therefore cannot be ascertained for prior periods.

We anticipate that the merger will provide Wachovia with financial benefits that include increased revenue and reduced operating expenses, but these financial benefits are not reflected in the “Combined” illustrative information. Accordingly, the “Combined” illustrative information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The costs associated with merger integration activities that impact certain SouthTrust systems, facilities and equipment, personnel and contractual arrangements were recorded as purchase accounting adjustments when the appropriate plans were implemented. Exit cost purchase accounting adjustments were $207 million pre-tax ($130 million after-tax). The costs associated with integrating systems and operations were recorded as merger-related expenses based on the nature and timing of the related expenses, but generally have been recorded as the expenses were incurred. Restructuring charges have been recorded based on the nature and timing of the expenses and generally have included merger integration activities that impact Wachovia systems, facilities and equipment, personnel and contractual arrangements. We currently expect merger-related and restructuring expenses will amount to $333 million pre-tax ($210 million after-tax) and will be incurred and reported through 2006.

The information herein is based on historical financial information and related notes that Wachovia and SouthTrust have respectively presented in prior filings with the Securities and Exchange Commission. Shareholders are encouraged to review that historical financial information and related notes in connection with the “Combined” illustrative information.

See also Wachovia’s Current Report on Form 8-K dated January 19, 2006.

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